                                                                     EXHIBIT 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA


In re:                                                CASE NO. 01-10086
                                                      SECTION "A"
JCC HOLDING COMPANY,
                                                      Chapter 11 Reorganization
Debtor.

                            Jointly Administered with

JAZZ CASINO COMPANY, L.L.C.                           CASE NO. 01-10087
JCC CANAL DEVELOPMENT, L.L.C.                         CASE NO. 01-10088
JCC FULTON DEVELOPMENT, L.L.C.                        CASE NO. 01-10089
JCC DEVELOPMENT COMPANY, L.L.C.                       CASE NO. 01-10090

                          JOINT PLAN OF REORGANIZATION
         UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AS OF FEBRUARY 8, 2001

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA

In re:                                                 CASE NO. 01-10086
                                                       SECTION "A"

JCC HOLDING COMPANY,
                                                       Chapter 11 Reorganization
Debtor.

                            Jointly Administered with

JAZZ CASINO COMPANY, L.L.C.                            CASE NO. 01-10087
JCC CANAL DEVELOPMENT, L.L.C.                          CASE NO. 01-10088
JCC FULTON DEVELOPMENT, L.L.C.                         CASE NO. 01-10089
JCC DEVELOPMENT COMPANY, L.L.C.                        CASE NO. 01-10090

                          JOINT PLAN OF REORGANIZATION
         UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AS OF FEBRUARY 8, 2001

                                              JENNER & BLOCK, LLC
                                              One IBM Plaza
                                              Chicago, Illinois 60611
                                              Telephone: (312) 222-9350
                                              Fax: (312) 840-7353

                                              HELLER, DRAPER, HAYDEN,
                                              PATRICK & HORN, L.L.C.
                                              650 Poydras Street, Suite 2500
                                              New Orleans, Louisiana 70130-6103
                                              Telephone: (504) 568-1888
                                              Fax: (504) 522-0949

                                              Attorneys for the Debtors

                                TABLE OF CONTENTS

I. DEFINITION AND CONSTRUCTION OF TERMS ........................................      1

   A. Definitions ..............................................................      1
          1.1.  A Term Loan ....................................................      1
          1.2.  Administrative Agent ...........................................      1
          1.3.  Administrative Expense Claim ...................................      1
          1.4.  Administrative Services Agreement ..............................      2
          1.5.  Affiliate ......................................................      2
          1.6.  Allowed ........................................................      2
          1.7.  Amended Canal Street Casino Lease ..............................      2
          1.8.  Amended Management Agreement ...................................      2
          1.9.  Amended Organizational Documents ...............................      2
          1.10. Avoidance Claims ...............................................      2
          1.11. B Term Loan ....................................................      2
          1.12. Bank Credit Agreement ..........................................      2
          1.13. Bankruptcy Code ................................................      3
          1.14. Bankruptcy Court ...............................................      3
          1.15. Bankruptcy Rules ...............................................      3
          1.16. Bank Group .....................................................      3
          1.17. Banks ..........................................................      3
          1.18. Bar Date .......................................................      3
          1.19. BTCo ...........................................................      3
          1.20. Business Day ...................................................      3
          1.21. Canal Street Casino Lease ......................................      3
          1.22. Casino .........................................................      3
          1.23. Casino Employee Benefits .......................................      3
          1.24. Casino Operating Contract ......................................      3
          1.25. Casino Operation-Related Claims ................................      3
          1.26. Chapter 11 Cases ...............................................      4
          1.27. City ...........................................................      4
          1.28. Claim ..........................................................      4
          1.29. Class A Common Stock ...........................................      4
          1.30. Class B Common Stock ...........................................      4
          1.31. Collateral Agent ...............................................      4
          1.32. Commencement Date ..............................................      4
          1.33. Confirmation Date ..............................................      4
          1.34. Confirmation Hearing ...........................................      4
          1.35. Confirmation Order .............................................      4
          1.36. Contingent Claim ...............................................      4
          1.37. Contingent Note Indenture ......................................      4
          1.38. Contingent Note Indenture Trustee ..............................      4
          1.39. Contingent Notes ...............................................      5
          1.40. Convertible Debentures .........................................      5
          1.41. Convertible Debenture Indenture ................................      5
          1.42. Convertible Debenture Indenture Trustee ........................      5

          1.43. Creditor .......................................................      5
          1.44. Debtors ........................................................      5
          1.45. Debtors Group ..................................................      5
          1.46. Deferred Compensation Plans ....................................      5
          1.47. Deficiency Claim ...............................................      5
          1.48. DIP Indebtedness ...............................................      5
          1.49. DIP Loan Claim .................................................      5
          1.50. Disbursing Agent ...............................................      5
          1.51. Disbursing Agreements ..........................................      5
          1.52. Disclosure Statement ...........................................      5
          1.53. Disputed .......................................................      6
          1.54. Distribution Record Date .......................................      6
          1.55. Effective Date .................................................      6
          1.56. Encumbrance ....................................................      6
          1.57. Equity Interest ................................................      6
          1.58. Existing Lender's Title Insurance Policy .......................      6
          1.59. Existing Owners' Title Insurance Policy ........................      6
          1.60. Extinguished HET Claims ........................................      6
          1.61. Fee Application ................................................      6
          1.62. Fee Claim ......................................................      6
          1.63. Final Order ....................................................      6
          1.64. First American .................................................      7
          1.65. Gaming Act .....................................................      7
          1.66. HET ............................................................      7
          1.67. HET Group ......................................................      7
          1.68. HET/JCC Agreement ..............................................      7
          1.69. HET Loan Guarantee .............................................      7
          1.70. HNOMC ..........................................................      7
          1.71. HOCI ...........................................................      7
          1.72. Indenture Trustee ..............................................      7
          1.73. Indenture Trustee Charging Lien ................................      7
          1.74. Intercreditor Agreement ........................................      7
          1.75. Interest Period ................................................      7
          1.76. Jazz Casino ....................................................      7
          1.77. Jazz Casino 401(k) Plan ........................................      7
          1.78. JCC Canal ......................................................      8
          1.79. JCC Development ................................................      8
          1.80. JCC Development Loan ...........................................      8
          1.81. JCC Fulton .....................................................      8
          1.82. JCC Holding ....................................................      8
          1.83. Junior Subordinated Credit Facility ............................      8
          1.84. LGCB ...........................................................      8
          1.85. LIBOR ..........................................................      8
          1.86. Lien ...........................................................      8
          1.87. Long-Term Incentive Plan .......................................      8
          1.88. Management Agreement ...........................................      8
          1.89. Minimum Payment Guarantor ......................................      8
          1.90. Minimum Payment Guaranty .......................................      8

          1.91.  New Notes .....................................................      8
          1.92.  New Note Indenture ............................................      9
          1.93.  New Common Stock ..............................................      9
          1.94.  New HET/JCC Agreement .........................................      9
          1.95.  New Minimum Payment Guaranty ..................................      9
          1.96.  New Revolving Credit Facility .................................      9
          1.97.  Note Documents ................................................      9
          1.98.  Noteholders Committee .........................................      9
          1.99.  Noteholders ...................................................      9
          1.100. Noteholders Committee Group ...................................      9
          1.101. Other Priority Claim ..........................................      9
          1.102. Other Unsecured Claims ........................................      9
          1.103. Outstanding Letter of Credit ..................................      9
          1.104. Person ........................................................      9
          1.105. Plan ..........................................................     10
          1.106. Plan Documents ................................................     10
          1.107. Priority Tax Claim ............................................     10
          1.108. Professional Person ...........................................     10
          1.109. Proponents ....................................................     10
          1.110. Pro Rata Share or Pro Rata Interest ...........................     10
          1.111. RDC ...........................................................     10
          1.112. Registration Rights Agreement .................................     10
          1.113. Registrar .....................................................     10
          1.114. Rejection Claim ...............................................     10
          1.115. Release Claim .................................................     10
          1.116. Revolving Loan ................................................     11
          1.117. Schedules .....................................................     11
          1.118. Second Amended and Renegotiated Casino Operating Contract .....     11
          1.119. Secured Claim .................................................     11
          1.120. Securities Law Claim ..........................................     11
          1.121. Senior Subordinated Note Indenture ............................     11
          1.122. Senior Subordinated Note Indenture Trustee ....................     11
          1.123. Senior Subordinated Notes .....................................     11
          1.124. Setoff or Recoupment Claim or Setoff ..........................     11
          1.125. Slot Lease ....................................................     11
          1.126. Slot Machines .................................................     11
          1.127. State .........................................................     11
          1.128. State Group ...................................................     11
          1.129. Subordinated Claims ...........................................     12
          1.130. Subsidiaries ..................................................     12
          1.131. Subsidiary Equity Interests ...................................     12
          1.132. Tranche A-1 ...................................................     12
          1.133. Tranche A-2 ...................................................     12
          1.134. Tranche A-3 ...................................................     12
          1.135. Tranche B-1 ...................................................     12
          1.136. Tranche B-2 ...................................................     12
          1.137. Unsecured Claim ...............................................     12
          1.138. Warrant Agreement .............................................     12

            1.139. 34 Act ................................................................     12
     B.  Other Terms .....................................................................     13
     C.  Construction of Certain Terms ...................................................     13

II.  TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
     AND PRIORITY TAX CLAIMS .............................................................     13
            2.1.   Administrative Expense Claims .........................................     13
            2.2.   Priority Tax Claims ...................................................     14

III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS .......................................     14

     A.  General and Jazz Casino Classifications .........................................     14
     B.  Claims Against JCC Holding ......................................................     15
     C.  Claims Against JCC Canal ........................................................     16
     D.  Claims Against JCC Development ..................................................     18
     E.  Claims Against JCC Fulton .......................................................     19

IV.  TREATMENT OF CLAIMS AND EQUITY INTERESTS ............................................     20

     A.  Jazz Casino Treatment ...........................................................     20
            4.1.   Class A1 -  Other Priority Claims Against Jazz Casino .................     20
            4.2.   Class A2 - Other Secured Claims Against Jazz Casino ...................     20
            4.3.   Class A3 - HET Minimum Payment Guaranty Claim Against Jazz Casino .....     21
            4.4.   Class A4 - Tranche A-1 and Tranche A-3 Claims Against Jazz Casino .....     21
            4.5.   Class A5 - Tranche A-2 Claims Against Jazz Casino .....................     21
            4.6.   Class A6 - Revolving Loan Claims Against Jazz Casino ..................     21
            4.7.   Class A7 - Tranche B-1 Claims Against Jazz Casino .....................     22
            4.8.   Class A8 - Tranche B-2 and Slot Lease Claims Against Jazz Casino ......     22
            4.9.   Class A9 - Senior Subordinated Note Claims Against Jazz Casino ........     22
            4.10.  Class A10 - Unsecured Casino Operation-Related Claims Against
                   Jazz Casino ...........................................................     22
            4.11.  Class A11 - Extinguished HET ..........................................     23
            4.12.  Class A12 - Other Unsecured Claims Against Jazz Casino ................     23
            4.13.  Class A13 - Subordinated Claims Against Jazz Casino ...................     23
            4.14.  Class A14 - Contingent Note Claims Against Jazz Casino ................     23
            4.15.  Class A15 - Subsidiary Equity Interests ...............................     24

     B.  JCC Holding Treatment ...........................................................     24
            4.16.  Class B1 - Other Priority Claims Against JCC Holding ..................     24
            4.17.  Class B2 - Other Secured Claims Against JCC Holding ...................     24
            4.18.  Class B3 - HET Minimum Payment Guaranty Claim Against JCC Holding .....     24
            4.19.  Class B4 - Tranche A-1 and Tranche A-3 Claims Against JCC Holding .....     25
            4.20.  Class B5 - Tranche A-2 Claims Against JCC Holding .....................     25
            4.21.  Class B6 - Revolving Loan Claims Against JCC Holding ..................     25
            4.22.  Class B7 - Tranche B-1 Claims Against JCC Holding .....................     25
            4.23.  Class B8 - Tranche B-2 and Slot Lease Claims Against JCC Holding ......     25
            4.24.  Class B9 - Senior Subordinated Note Claims Against JCC Holding ........     26
            4.25.  Class B10 - Contingent Note Claims Against JCC Holding ................     26

            4.26.  Class B11 - Unsecured Claims Against JCC Holding ......................     26
            4.27.  Class B12 - Subordinated Claims Against JCC Holding ...................     26
            4.28.  Class B13 - Equity Interests In JCC Holding ...........................     26

     C.  JCC Canal Treatment .............................................................     27
            4.29.  Class C1 - Other Priority Claims Against JCC Canal ....................     27
            4.30.  Class C2 - Other Secured Claims Against JCC Canal .....................     27
            4.31.  Class C3 - HET Minimum Payment Guaranty Claim Against JCC Canal .......     27
            4.32.  Class C4 - Tranche A-1 and Tranche A-3 Claims Against JCC Canal .......     27
            4.33.  Class C5 - Tranche A-2 Claims Against JCC Canal .......................     28
            4.34.  Class C6 - Revolving Loan Claims Against JCC Canal ....................     28
            4.35.  Class C7 - Tranche B-1 Claims Against JCC Canal .......................     28
            4.36.  Class C8 - Tranche B-2 and Slot Lease Claims Against JCC Canal ........     28
            4.37.  Class C9 - Senior Subordinated Note Claims Against JCC Canal ..........     29
            4.38.  Class C10 - Contingent Note Claims Against JCC Canal ..................     29
            4.39.  Class C11 - Unsecured Claims Against JCC Canal ........................     29
            4.40.  Class C12 - Subordinated Claims Against JCC Canal .....................     29

     D.  JCC Development Treatment .......................................................     29
            4.41.  Class D1 - Other Priority Claims Against JCC Development ..............     30
            4.42.  Class D2 - Other Secured Claims Against JCC Development ...............     30
            4.43.  Class D3 - HET Minimum Payment Guaranty Claim Against
                   JCC Development .......................................................     30
            4.44.  Class D4 - Tranche A-1 and Tranche A-3 Claims Against
                   JCC Development .......................................................     30
            4.45.  Class D5 - Tranche A-2 Claims Against JCC Development .................     30
            4.46.  Class D6 - Revolving Loan Claims Against JCC Development ..............     31
            4.47.  Class D7 - Tranche B-1 Claims Against JCC Development .................     31
            4.48.  Class D8 - Tranche B-2 and Slot Lease Claims Against JCC Development ..     31
            4.49.  Class D9 - Senior Subordinated Note Claims Against JCC Development ....     31
            4.50.  Class D10 - Contingent Note Claims Against JCC Development ............     31
            4.51.  Class D11 - Unsecured Claims Against JCC Development ..................     32
            4.52.  Class D12 - Subordinated Claims Against JCC Development ...............     32

     E.  JCC Fulton Treatment ............................................................     32
            4.53.  Class E1 - Other Priority Claims Against JCC Fulton ...................     32
            4.54.  Class E2 - Other Secured Claims Against JCC Fulton ....................     32
            4.55.  Class E3 - HET Minimum Payment Guaranty Claim Against JCC Fulton ......     33
            4.56.  Class E4 - Tranche A-1 and Tranche A-3 Claims Against JCC Fulton ......     33
            4.57.  Class E5 - Tranche A-2 Claims Against JCC Fulton ......................     33
            4.58.  Class E6 - Revolving Loan Claims Against JCC Fulton ...................     33
            4.59.  Class E7 - Tranche B-1 Claims Against JCC Fulton ......................     34
            4.60.  Class E8 - Tranche B-2 and Slot Lease Claims Against JCC Fulton .......     34
            4.61.  Class E9 - Senior Subordinated Note Claims Against JCC Fulton .........     34
            4.62.  Class E10 - Contingent Note Claims Against JCC Fulton .................     34
            4.63.  Class E11 - Unsecured Claims Against JCC Fulton .......................     34
            4.64.  Class E12 - Subordinated Claims Against JCC Fulton ....................     35

V.    SETTLEMENT OF CERTAIN CLAIMS ...........................................................     35
             5.1.   Release by Debtors of Causes of Action Against the HET Group,
                    the Bank Group, Debtors Group, Noteholders Committee Group ...............     35
             5.2.   Extinguishment of Certain Causes of Action Under the Avoiding
                    Power Provisions .........................................................     35
             5.3.   Approval of Other Settlement Agreements ..................................     35

VI.   MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN .....................................     36

      A.  General Implementation Matters .....................................................     36
             6.1.   General Corporate Matters ................................................     36
             6.2.   Effective Date Transactions ..............................................     36

      B.  Debtors and Their Governance .......................................................     38
             6.3.   General ..................................................................     38
             6.4.   Board of Directors .......................................................     38
             6.5.   Officers .................................................................     38
             6.6.   Suitability Determinations ...............................................     38
             6.7.   Entity Action ............................................................     38

      C.  Distributions ......................................................................     39
             6.8.   Generally ................................................................     39
             6.9.   Services of Senior Subordinated Note Indenture Trustee ...................     39
             6.10.  Distributions to be Made to Noteholders as of Distribution Record Date ...     39
             6.11.  Cancellation and Surrender of Existing Securities and Agreements .........     40
             6.12.  Distributions of Cash ....................................................     40
             6.13.  Timing of Distributions ..................................................     40
             6.14.  Hart-Scott-Rodino Compliance .............................................     40
             6.15.  Minimum Distributions; No Duplicative Distributions; No Interest .........     41
             6.16.  Fractional Distributions .................................................     41
             6.17.  Delivery of Distributions ................................................     41
             6.18.  Fees and Expenses of Disbursing Agents ...................................     41
             6.19.  Time Bar to Cash Payments ................................................     41

      D.   Procedure for Resolving Disputed Claims ...........................................     42
             6.20.  Objection Deadline .......................................................     42
             6.21.  Authority to Oppose Claims ...............................................     42
             6.22.  No Distributions Pending Allowance .......................................     42
             6.23.  Determination by Bankruptcy Court ........................................     42
             6.24.  Treatment of Disputed Claims .............................................     42

VII.  ACCEPTANCE OR REJECTION OF THE PLAN ....................................................     42
             7.1.   Classes Entitled to Vote .................................................     42
             7.2.   Class Acceptance Requirement .............................................     43
             7.3.   Cramdown .................................................................     43

VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ...............................................     43
             8.1.   Assumption or Rejection of Executory Contracts and Unexpired Leases ......     43

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
             8.2.   Retiree Benefits .........................................................     44
             8.3.   Employee Benefits ........................................................     45

IX.   EFFECT OF CONFIRMATION OF PLAN .........................................................     45
             9.1.   Revesting of Assets ......................................................     45
             9.2.   Discharge of Debtors .....................................................     44
             9.3.   Exculpations .............................................................     46

X.   CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE .................................     46
             10.1.  Condition Precedent to Confirmation of the Plan ..........................     46
             10.2.  Conditions Precedent to Effective Date ...................................     46
             10.3.  Waiver of Conditions .....................................................     48
             10.4.  Effect of Failure of Conditions ..........................................     48

XI.   RETENTION OF JURISDICTION ..............................................................     48

XII.  MISCELLANEOUS PROVISIONS ...............................................................     50
             12.1.  Exemption from Transfer Taxes ............................................     50
             12.2.  Insurance Policies .......................................................     50
             12.3.  Noteholders Committee ....................................................     50
             12.4.  Amendment or Modification of the Plan; Severability ......................     50
             12.5.  Revocation or Withdrawal of the Plan .....................................     50
             12.6.  Notices ..................................................................     51
             12.7.  Governing Law ............................................................     52
             12.8.  Withholding and Reporting Requirements ...................................     53
             12.9.  Payment of Statutory Fees ................................................     53
             12.10. Headings .................................................................     53
             12.11. Exhibits .................................................................     53
             12.12. Filing of Additional Documents ...........................................     53

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA


In re:                                                 CASE NO. 01-10086
                                                       SECTION "A "
JCC HOLDING COMPANY,
                                                       Chapter 11 Reorganization
Debtor.

                            Jointly Administered with

 JAZZ CASINO COMPANY, L.L.C.                           CASE NO. 01-10087
 JCC CANAL DEVELOPMENT, L.L.C.                         CASE NO. 01-10088
 JCC FULTON DEVELOPMENT, L.L.C.                        CASE NO. 01-10089
 JCC DEVELOPMENT COMPANY, L.L.C.                       CASE NO. 01-10090

                       JOINT PLAN OF REORGANIZATION UNDER
            CHAPTER 11 OF THE BANKRUPTCY CODE AS OF FEBRUARY 8, 2001

         JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. propose this plan of reorganization pursuant to the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code.

                                       I.

                      DEFINITION AND CONSTRUCTION OF TERMS

                                 A. Definitions

         As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

         1.1. A Term Loan means that secured term loan in the principal amount of $60 million pursuant to the Bank Credit Agreement, which loan consists of Tranche A-1, Tranche A-2 and Tranche A-3.

         1.2. Administrative Agent shall have the meaning assigned such term in the Bank Credit Agreement.

         1.3. Administrative Expense Claim means with respect to any Debtor, any claim against such Debtor under Sections 503(b), 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estate of the Debtor, any actual and necessary expenses of operating the business of the Debtor, all compensation or reimbursement of expenses allowed by the

Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code (including, without limitation, any attorneys' fees or other expenses of which are allowed by the Bankruptcy Court under Section 503(b) of the Bankruptcy Code), the reasonable pre- and post-petition expenses of the Senior Subordinated Note Indenture Trustee, and any fees or charges assessed against the estate of the Debtor under Section 1930 of chapter 123 of Title 28 of the United States Code.

         1.4. Administrative Services Agreement means the Administrative Services Agreement between Jazz Casino and HOCI dated October 30, 1998, as amended.

         1.5. Affiliate shall have the meaning assigned to such term in Section 101(2) of the Bankruptcy Code. For purposes of this Plan, JCC Canal, JCC Development, JCC Fulton, and Jazz Casino shall be deemed to be Affiliates of JCC Holding.

         1.6. Allowed when used with respect to any Claim (except for a Claim that is an Administrative Expense Claim) or any Equity Interest, means a Claim or Equity Interest to the extent that (a)(i) a proof of claim or interest is timely and properly filed prior to the Bar Date or (ii) if no proof of claim or interest was filed, such Claim or Equity Interest is listed on the Schedules of the applicable Debtor as liquidated in amount and non-disputed or noncontingent, and (b)(i) no Debtor or other party in interest entitled to do so has made an objection to the allowance thereof on or before the applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court or the Plan or (ii) such Claim or Equity Interest has been allowed by a Final Order. Unless otherwise specified herein, Allowed Claims shall not include interest on such Claims for the period from and after the Commencement Date, nor shall they include any Claim which may be disallowed under Section 502(d) of the Bankruptcy Code. Allowed, when used with respect to any Administrative Expense Claim, means an Administrative Expense Claim that has become "Allowed" pursuant to the procedures set forth in Article II of the Plan.

         1.7. Amended Canal Street Casino Lease means the Canal Street Casino Lease, as amended, on or before the Effective Date, by agreement of the parties thereto.

         1.8. Amended Management Agreement means the Management Agreement, as amended, on or before the Effective Date, by agreement of the parties thereto.

         1.9. Amended Organizational Documents means the Amended and Restated Certificate of Incorporation of JCC Holding, the Amended and Restated Bylaws of JCC Holding, and any other articles of incorporation or any other documents required to implement the Plan.

         1.10. Avoidance Claims means all rights, claims, causes of action, avoiding powers, suits and proceedings of or brought by or on behalf of any Debtor or any Person and arising under any or all of Sections 510 and 544 through 554 of the Bankruptcy Code.

         1.11. B Term Loan means the secured term loan in the principal amount of $151.5 million pursuant to the Bank Credit Agreement, which loan consists of Tranche B-1 and Tranche B-2.

         1.12. Bank Credit Agreement means the Credit Agreement among JCC Holding, Jazz Casino, the lenders that are parties thereto from time to time, and Bankers Trust Company, as Administrative Agent, dated as of October 29, 1998, together with all amendments thereof and waivers and consents with respect thereto, and all security agreements, instruments or documents executed in connection therewith.

         1.13. Bankruptcy Code means Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.14. Bankruptcy Court means the United States District Court for the Eastern District of Louisiana having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States Code, the unit of such District Court pursuant to section 157 of Title 28 of the United States Code.

         1.15. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, including the Local Rules of the Bankruptcy Court.

         1.16. Bank Group means the Banks and their respective Affiliates, predecessors, successors and assigns and the officers, directors, employees, attorneys, financial advisors, accountants, agents and other representatives of each of the foregoing.

         1.17. Banks means, collectively, Bankers Trust Company, as Bank and Administrative Agent, American Capital Prime Rate Income Trust and Morgan Stanley Dean Witter Prime Income Trust and their successors and assigns, as the foregoing terms are defined in the Bank Credit Agreement.

         1.18. Bar Date means the applicable dates fixed by the Bankruptcy Court or this Plan for filing proofs of claim or interests in the Chapter 11 Cases.

         1.19. BTCo. means Bankers Trust Company and its successors and assigns.

         1.20. Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close.

         1.21. Canal Street Casino Lease means that certain Amended and Restated Lease Agreement executed on October 29, 1998 by and among Jazz Casino, the RDC and the City, as Intervenor.

         1.22. Casino means the land-based casino located in Orleans Parish, Louisiana, authorized by the Gaming Act.

         1.23. Casino Employee Benefits means the various employee benefits maintained by the Debtors for their employees, including without limitation, an employee bonus program; medical, dental and vision insurance; life and disability insurance; discounted public transportation; free uniforms and employee parking; employee discounts; certain part-time employee benefits; tuition assistance; certain scholarship, educational assistance and matching grant programs; a child care program; and a home ownership program.

         1.24. Casino Operating Contract means that certain Amended and Renegotiated Casino Operating Contract, by and among Jazz Casino, Harrah's Jazz Casino and the State by and through the LGCB, and JCC Holding and HNOMC as Intervenors dated October 30,1998, as amended as of October 19, 1999.

         1.25. Casino Operation-Related Claims means all (i) liabilities to customers of the Casino, including but not limited to liabilities resulting from customer winnings, jackpots at slot machines and table games, cash or other deposits posted with the Casino as security for the credit extended to customers of the Casino, payments under any marketing promotions won by the customers, cash rewards, cash "comps," cash discounts, redemption of chips and tokens, and direct mail coupons; (ii) liabilities directly related to the gaming activities conducted at the Casino, including progressive gaming liabilities; and (iii) liabilities to third parties who provide goods and services directly relating to the operation of the Casino, including purveyors of food and beverages, gaming equipment suppliers, hotels providing rooms for customers, restaurants providing meals for customers and general trade creditors but (iv) not including (if and to the extent encompassed by the foregoing definition) any Claims arising from or related to debt instruments or securities issued by the Debtors, their Affiliates or their predecessors, or other Claims not directly related to the Casino's gaming operations.

         1.26. Chapter 11 Cases means the above-captioned cases under Chapter 11 of the Bankruptcy Code commenced by each Debtor and currently pending in the Bankruptcy Court.

         1.27. City means the City of New Orleans, Louisiana.

         1.28. Claim shall have the meaning assigned to such term in Section 101(5) of the Bankruptcy Code.

         1.29. Class A Common Stock means the Class A Common Stock of JCC
Holding.

         1.30. Class B Common Stock means the Class B Common Stock of JCC
Holding.

         1.31. Collateral Agent means The Bank of New York, or any successor Collateral Agent, acting as collateral agent for the Banks, the Minimum Payment Guarantor and the holders of the Senior Subordinated Notes and the Contingent Notes pursuant to the Intercreditor Agreement.

         1.32. Commencement Date means the date on which the Debtors commenced their Chapter 11 Cases, January 4, 2001.

         1.33. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters an order confirming this Plan.

         1.34. Confirmation Hearing means the hearing convened to consider confirmation of the Plan.

         1.35. Confirmation Order means the Final Order of the Court confirming the Plan and approving the transactions contemplated herein, together with any subsequent orders pursuant to Sections 1127, 1128 and 1129 of the Bankruptcy Code approving modifications to the Plan.

         1.36. Contingent Claim means a Claim that is contingent or unliquidated on the Effective Date, including, without limitation, any Rejection Claim or Deficiency Claim which has not been allowed on the Effective Date.

         1.37. Contingent Note Indenture means the indenture executed on October 30, 1998, by and between Jazz Casino, as issuer, Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A., as trustee, and JCC Holding, JCC Canal, JCC Fulton, and JCC Development, as guarantors, governing the terms and conditions of the Contingent Notes.

         1.38. Contingent Note Indenture Trustee means Wells Fargo Bank Minnesota, N.A., as Trustee under the Contingent Note Indenture, and any successor.

         1.39. Contingent Notes means the Senior Subordinated Contingent Notes due 2009 issued pursuant to the Contingent Note Indenture.

         1.40. Convertible Debentures means the 8% Convertible Junior Subordinated Debentures due 2010 issued pursuant to the Convertible Debenture Indenture.

         1.41. Convertible Debenture Indenture means the indenture executed on October 30, 1998, by and between Jazz Casino, as issuer, Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A., as Trustee, and JCC Holding, as guarantor, governing the terms and conditions of the Convertible Debentures.

         1.42. Convertible Debenture Indenture Trustee means Wells Fargo Minnesota, N.A., as Trustee under the Convertible Debenture Indenture, and any successor.

         1.43. Creditor means the holder of an Allowed Claim.

         1.44. Debtors means JCC Holding, Jazz Casino, JCC Canal, JCC Fulton, and JCC Development.

         1.45. Debtors Group means each of Debtors' officers, directors, employees, attorneys, financial advisors, accountants, agents and other representatives.

         1.46. Deferred Compensation Plans means the deferred compensation plans of Jazz Casino established on November 18, 1999 under which certain executives and employees may defer a portion of their compensation.

         1.47. Deficiency Claim means a Claim purporting to have setoff or recoupment rights or rights in collateral equal to the amount, if any, by which the total Allowed Claim of any Creditor exceeds the sum of (i) any Setoff or Recoupment Claims of the Creditor against the applicable Debtor provided for by applicable law and preserved by Section 553 of the Bankruptcy Code plus (ii) the portion of such Claim that is a Secured Claim.

         1.48. DIP Indebtedness means, as of the date of determination, the balance of principal, accrued interest and other amounts then outstanding in respect of the debtor-in-possession loans made by HET or any of its Affiliates at any time on or before the Effective Date to the Debtors pursuant to orders of the Bankruptcy Court entered at any time on or before the Effective Date.

         1.49. DIP Loan Claim means, collectively, any and all Claims based on the DIP Indebtedness.

         1.50. Disbursing Agent means any Person designated by the Debtors or designated in the Plan to make distributions required under the Plan.

         1.51. Disbursing Agreements means those agreements referenced in
Section 6.8 of the Plan. The form of the Disbursing Agreements shall be filed with the Bankruptcy Court as Plan Documents pursuant to Section 6.2(l) of the Plan.

         1.52. Disclosure Statement means the disclosure statement relating to this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

         1.53. Disputed means, with respect to a Claim or Equity Interest, (i) any Claim (including any Administrative Expense Claim) or Equity Interest as to which any Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order in favor of the holder thereof, and
(ii) any Contingent Claim until such Claim becomes fixed and absolute by Final Order, settlement or otherwise.

         1.54. Distribution Record Date means the Effective Date, unless otherwise ordered by the Bankruptcy Court, and shall be used to determine which Noteholders are entitled to receive distributions.

         1.55. Effective Date means the first Business Day (A) which is on or after the date of the entry of the Confirmation Order and (B) on which (i) the Confirmation Order is not stayed and (ii) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Article X of the Plan.

         1.56. Encumbrance means any Lien, imperfection of title, option or restriction of any kind affecting any property.

         1.57. Equity Interest shall have the meaning assigned to the term "Equity Security" in Section 101(16) of the Bankruptcy Code.

         1.58. Existing Lender's Title Insurance Policy means those certain lender's title insurance policies previously issued on October 30, 1998, by First American to the Collateral Agent for the secured creditors specified in the Intercreditor Agreement, together with all reinsurance agreements, endorsements and supplements thereto.

         1.59. Existing Owners' Title Insurance Policy means those certain owner's title insurance policies issued on October 30, 1998, by First American in favor of Jazz Casino, JCC Canal and JCC Fulton.

         1.60. Extinguished HET Claims means all claims of HET and its Affiliates against the Debtors other than Claims treated under Classes A3, A4, A5 and A7 of the Plan, including all Claims arising under the Junior Subordinated Credit Facility, the Completion Guarantees, the HET Loan Guarantee, the JCC Development Loan and the Warrant Agreement, as well as all claims relating to pre-Effective Date defaults under the Management Agreement and the Administrative Services Agreement, which agreements shall on the Effective Date be modified and assumed, or terminated, by agreement of the parties thereto.

         1.61. Fee Application means an application of a Professional Person under Section 330, 503 or 506(b) of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in any Chapter 11 Case.

         1.62. Fee Claim means a Claim under Section 330, 503 or 506(b) of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in any Chapter 11 Case.

         1.63. Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction (a) which has become final for purposes of 28 U.S.C. Section 158 or 1291 or such analogous law or rule in the case of an order of a state court and (b) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the

Debtors or in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought which shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied or resulted in no modification of such order and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or Bankruptcy Rule 9024 or other analogous rules governing procedure in cases before the court, if not the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.64. First American means First American Title Insurance Company.

         1.65. Gaming Act means the Louisiana Economic Development and Gaming Corporation Act.

         1.66. HET means Harrah's Entertainment, Inc., a Delaware corporation, formerly known as The Promus Companies, Incorporated, and its successors and assigns.

         1.67. HET Group means HET, HOCI, HNOMC, and their respective Affiliates (other than the Debtors), predecessors, successors and assigns and the officers, directors, employees, attorneys, financial advisors, accountants, agents and other representatives of each of the foregoing.

         1.68. HET/JCC Agreement means that certain HET/JCC Agreement dated October 30, 1998, by and among Jazz Casino, HET and HOCI.

         1.69. HET Loan Guarantee means, collectively, the payment guarantees or "put" agreements by HET and HOCI with respect to (i) Tranche A-2, (ii) Tranche B-2, and (iii) the Revolving Loan.

         1.70. HNOMC means Harrah's New Orleans Management Company, a Nevada corporation.

         1.71. HOCI means Harrah's Operating Company, Inc., a Delaware corporation, formerly known as Embassy Suites, Inc.

         1.72. Indenture Trustee means the Convertible Debenture Indenture Trustee, the Contingent Note Indenture Trustee or the Senior Subordinated Note Indenture Trustee, as the case may be.

         1.73. Indenture Trustee Charging Lien means any Lien or other priority in payment available to an Indenture Trustee pursuant to the Senior Subordinated
Note Indenture, Contingent Note Indenture or Convertible Debenture Indenture, as the case may be, or otherwise against distributions made under the Plan for payment of any fees, costs, disbursements or amounts incurred by such Indenture Trustee.

         1.74. Intercreditor Agreement means the Intercreditor Agreement among HET, HOCI, the Administrative Agent, and Norwest Bank Minnesota, National Association, as Trustee, and The Bank of New York, as Collateral Agent, acknowledged and agreed to by JCC Holding, Jazz Casino, JCC Canal, JCC Development and JCC Fulton, dated as of October 29, 1998.

         1.75. Interest Period means a period of three months, six months or twelve months, as selected by Jazz Casino, for purposes of determining the LIBOR rate applicable to the New Class A Notes and the New Class B Notes.

         1.76. Jazz Casino means Jazz Casino Company, L.L.C., a Louisiana limited liability company.

         1.77. Jazz Casino 401(k) Plan means the defined contribution savings and retirement plan established by Jazz Casino on November 27, 1998.

         1.78. JCC Canal means JCC Canal Development, L.L.C., a Louisiana limited liability company.

         1.79. JCC Development means JCC Development Company, L.L.C., a Louisiana limited liability company.

         1.80. JCC Development Loan means the loan from a subsidiary of HET to JCC Development in an amount up to $2 million to develop and implement a master plan for the second floor of the Casino.

         1.81. JCC Fulton means JCC Fulton Development, L.L.C., a Louisiana limited liability company.

         1.82. JCC Holding means JCC Holding Company, a Delaware corporation.

         1.83. Junior Subordinated Credit Facility means that junior subordinated credit facility in the aggregate principal amount of $22.5 million made pursuant to the Subordinated Loan Agreement among HET, HOCI and Jazz Casino dated October 30, 1998.

         1.84. LGCB means the Louisiana Gaming Control Board.

         1.85. LIBOR means a rate per annum equal to the offered rate for deposits in United States dollars for the period for which such rate is to be applied as it appears on Telerate Service page 3740 or page 3750, as applicable, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Service page 3740 or page 3750," as applicable, means the display designated as "Page 3740" or "Page 3750" on the Telerate Service (or such other pages as may replace page 3740 or page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits).

         1.86. Lien shall have the meaning assigned to such term in Section 101(37) of the Bankruptcy Code.

         1.87. Long-Term Incentive Plan means the JCC Holding 1998 Long-Term Incentive Plan established on October 29, 1998.

         1.88. Management Agreement means that certain Second Amended and Restated Management Agreement dated October 29, 1998 executed by and between Jazz Casino and HNOMC.

         1.89. Minimum Payment Guarantor means HET and HOCI as joint and several obligors, or any successor or substitute guarantor providing a Minimum Payment Guaranty.

         1.90. Minimum Payment Guaranty means the minimum payment guaranty required by the Casino Operating Contract.

         1.91. New Notes means the new notes to be issued by Jazz Casino on the Effective Date pursuant to the New Note Indenture in the aggregate principal amount of $124.5 million, bearing interest at the LIBOR rate plus 275 basis points and maturing seven years from the date of issuance.

         1.92. New Note Indenture means the indenture executed on the Effective Date by and between Jazz Casino as issuer, and the Senior Subordinated Notes Indenture Trustee or its successor, and JCC Holding, JCC Canal, JCC Fulton, and JCC Development as guarantors, governing the terms and conditions of some or all of the New Notes.

         1.93. New Common Stock means the new shares of common stock of JCC Holding, of which 12,386,200 shares will be issued under the Plan on the Effective Date.

         1.94. New HET/JCC Agreement means the agreement to be entered into by and among HET, HOCI and Jazz Casino pursuant to which HET and HOCI will provide the New Minimum Payment Guaranty.

         1.95. New Minimum Payment Guaranty means the minimum payment guaranty provided by HET and HOCI to the LGCB, pursuant to the New HET/JCC Agreement.

         1.96. New Revolving Credit Facility means the new revolving credit facility to be provided to Jazz Casino by HET or a third-party lender with up to $35,000,000 of availability, including up to $10,000,000 of availability for letters of credit.

         1.97. Note Documents means the Senior Subordinated Note Indenture, the Contingent Note Indenture, the Senior Subordinated Notes, the Contingent Notes, and all other security agreements, mortgages, indentures and other documents of any kind and nature evidencing a Lien or other Encumbrance or other obligation of Jazz Casino in respect of the Senior Subordinated Notes or Contingent Notes.

         1.98. Noteholders Committee means the Official Bondholders Committee appointed by the United States Trustee in the Debtors' Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.

         1.99. Noteholders means the holders and beneficial owners of the Senior Subordinated Notes.

         1.100. Noteholders Committee Group means the Noteholders Committee, and each of the current and former members thereof in its capacities as a member of the Noteholders Committee and as a Noteholder, and each Professional Person retained by the Noteholders Committee or by the Noteholders in their capacity as members of the pre-Commencement Date JCC Holding Company Informal Noteholders Committee.

         1.101. Other Priority Claim means, with respect to any Debtor, any Claim, against such Debtor entitled to priority in right of payment under any or all of Sections 507(a)(3) through (a)(7) of the Bankruptcy Code.

         1.102. Other Unsecured Claims means Unsecured Claims against Jazz Casino that are not Casino Operation-Related Claims.

         1.103. Outstanding Letter of Credit means any issued and outstanding letter of credit under the Bank Credit Agreement.

         1.104. Person means a person, a corporation, a partnership, an association, a joint stock company, a joint venture, a limited liability company, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

         1.105. Plan means this Joint Plan of Reorganization dated February 8, 2001 (including all exhibits and schedules annexed hereto), either in its present form or as it may be altered, amended, or modified from time to time.

         1.106. Plan Documents means all of the agreements, instruments and documents referenced in Section 6.2 of the Plan and all other agreements, instruments and documents as the Debtors, in their sole discretion, deem necessary or appropriate to effectuate the terms and conditions of or transactions contemplated by the Plan.

         1.107. Priority Tax Claim means a Claim of a governmental unit of the kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.108. Professional Person means a Person retained or to be compensated pursuant to Section 327, 328, 330, 503(b), 506(b) or 1103 of the Bankruptcy Code.

         1.109. Proponents means the Debtors as proponents of the Plan.

         1.110. Pro Rata Share or Pro Rata Interest means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such class to the amount of all Allowed Claims in such class, or if the context so requires, to the amount of all Allowed Claims in a designated portion of such class.

         1.111. RDC means Rivergate Development Corporation, a Louisiana public benefit corporation, and its successors and assigns.

         1.112. Registration Rights Agreement means the agreement or agreements to be entered into by and between JCC Holding, HET and certain other holders of securities to be issued pursuant to the Plan, providing for registration rights with respect to such securities.

         1.113. Registrar means the registrar under the Senior Subordinated Notes Indenture of transfers and exchanges of Senior Subordinated Notes.

         1.114. Rejection Claim means any Claim of any party to an executory contract or unexpired lease with any Debtor arising from the rejection by such Debtor of such executory contract or unexpired lease.

         1.115. Release Claim means any actions, causes of action, in law or in equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses and reasonable attorneys' fees of any kind or nature whatsoever, whether fixed or contingent, known or unknown, and whenever arising (including, without limitation, claims based on legal fault, misrepresentations or omissions, negligence, offense, quasi-offense, contract, quasi-contract or any other theory), which in any way relate to any Debtor, the business affairs or operations of any Debtor, the issuance by any Debtor of any securities or the Casino, including, but not limited to, the licensing, leasing, financing, arranging, development, construction, promotion, management or operation thereof, or other matters relating to any Debtor or any successor to any of them in connection with the Casino, except to the extent any of the foregoing arises under any of the Plan Documents on or after the Effective Date.

         1.116. Revolving Loan shall have the meaning assigned in Section 1.01(f) of the Bank Credit Agreement.

         1.117. Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by each Debtor as required by Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments thereto through the Confirmation Date.

         1.118. Second Amended and Renegotiated Casino Operating Contract means the Casino Operating Contract as amended, by the Second Amendment to Amended and Renegotiated Casino Operating Contract.

         1.119. Secured Claim means an Allowed Claim held by any Person to the extent of the value, as set forth in the Plan or as determined by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the applicable Debtor's estate securing such Allowed Claim.

         1.120. Securities Law Claim means an Allowed Claim held by any person for rescission, damages or reimbursement, indemnification or contribution arising out of a purchase or sale of any security of any of the Debtors.

         1.121. Senior Subordinated Note Indenture means the indenture executed on October 30, 1998, by and between Jazz Casino as issuer, and Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Bank Minnesota, N.A., as trustee, and JCC Holding, JCC Canal, JCC Fulton, and JCC Development as guarantors, governing the terms and conditions of the Senior Subordinated Notes.

         1.122. Senior Subordinated Note Indenture Trustee means Wells Fargo Bank Minnesota, N.A., as Trustee under the Senior Subordinated Note Indenture, and any successor.

         1.123. Senior Subordinated Notes means the Senior Subordinated Notes due 2009 with Contingent Payments of Jazz Casino in the aggregate principal amount of $187.5 million issued pursuant to the Senior Subordinated Note Indenture.

         1.124. Setoff or Recoupment Claim or Setoff means a Claim which is secured by setoff or recoupment rights of a Creditor of a Debtor, provided for by applicable law and preserved by Section 553 of the Bankruptcy Code.

         1.125. Slot Lease means the master lease agreement between Jazz Casino and HOCI entered into on October 28, 1999.

         1.126. Slot Machines means the property and equipment leased by Jazz Casino from HOCI pursuant to the Slot Lease.

         1.127. State means the State of Louisiana.

         1.128. State Group means the State, the Governor of the State, the LGCB, the Riverboat Gaming Commission, the Attorney General of the State, all boards, commissions, agencies, and other instrumentalities of the State, and all of their respective predecessors, successors, and assigns, and the officers, directors, employees, staff, members, attorneys, financial advisors, accountants, agents, and other representatives of each of the foregoing.

         1.129. Subordinated Claims means (a) Claims for fines, penalties or forfeiture or for multiple, exemplary or punitive damages, to the extent that such fines, penalties, forfeitures or damages are not compensation for actual pecuniary loss suffered by the holders of such Claims, (b) Claims filed after the Bar Date, (c) Claims increased through amendment after the Bar Date which the Bankruptcy Court determines do not relate back to the applicable original timely filed Claim, but only to the extent of the amount of such increase, and
(d) Claims subject to subordination under Section 510 of the Bankruptcy Code, including, without limitation, Securities Law Claims.

         1.130. Subsidiaries means Jazz Casino, JCC Canal, JCC Development and JCC Fulton.

         1.131. Subsidiary Equity Interests means all Equity Interests of JCC Holding in the Subsidiaries.

         1.132. Tranche A-1 means the $10 million A-1 tranche of the A Term
Loan.

         1.133. Tranche A-2 means the $20 million A-2 tranche of the A Term
Loan.

         1.134. Tranche A-3 means the $30 million A-3 tranche of the A Term
Loan.

         1.135. Tranche B-1 means the $30 million B-1 tranche of the B Term
Loan.

         1.136. Tranche B-2 means the $121.5 million B-2 tranche of the B Term Loan.

         1.137. Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Penalty Claim or Other Priority Claim.

         1.138. Warrant Agreement means the Warrant Agreement between JCC Holding and Harrah's Crescent City Investment Company dated as of October 30, 1998.

         1.139. 34 Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                 B. OTHER TERMS

         A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

                        C. CONSTRUCTION OF CERTAIN TERMS

         (a) The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

         (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

         (c) The rules of construction used in Section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

                                       II.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1. Administrative Expense Claims. All Administrative Expense Claims against any of the Debtors shall be treated as follows:

         (a) Time for Filing Administrative Expense Claims. The holder of an Administrative Expense Claim, other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by any Debtor (including, without limitation, the fees payable to the U.S. Trustee under 28 U.S.C. Section 1930), (iii) the DIP Loan Claim or (iv) an Administrative Expense Claim which was allowed, must file with the Bankruptcy Court and serve on the Debtors and their counsel, a request for payment of such Administrative Expense Claim within thirty days after the Confirmation Date, provided, however, that any Administrative Expense Claim under Sections 503(b)(3), (4) and (5) of the Bankruptcy Code shall be filed and served as described herein within ten days after the Confirmation Date. Such request must set forth at a minimum (i) the Debtor that is liable for the Claim, (ii) the name of the holder of the Claim,
(iii) the amount of the Claim, and (iv) the basis of the Claim. Failure to file this request timely and properly shall result in the Administrative Expense Claim being forever barred and discharged.

         (b) Time for Filing Fee Claims. Each Professional Person or other Person that holds or asserts an Administrative Expense Claim that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a final Fee Application within thirty days after the Effective Date. The failure to file any such final Fee Application timely shall result in the applicable Fee Claim being forever barred and discharged.

         (c) Allowance of Administrative Expense Claims. An Administrative Expense Claim with respect to which a request for payment has been properly filed pursuant to Section 2.1(a) of the Plan shall become an Allowed Administrative Expense Claim if no objection is filed within thirty days after the filing and service of such request for payment of such Administrative Expense Claim. If an objection is filed within such thirty-day period, the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order. An Administrative Expense Claim that is a Fee Claim and with respect to which a Fee Application has been properly filed pursuant to Section 2.1(b) of the Plan, shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order.

         (d) Payment of Allowed Administrative Expense Claims. Each holder of an Allowed Administrative Expense Claim against a Debtor shall receive (i) the amount of such holder's Allowed Claim in cash on, or as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim (but in no event after the tenth (10th) Business Day after the later of those two dates), or (ii) such other treatment as may be agreed upon in writing by the applicable Debtor and such holder; provided, however, that an Administrative Expense Claim representing a liability incurred in the ordinary course of business of a Debtor (including, without limitation, the fees payable to the United States Trustee under 28 U.S.C. Section 1930 and any Administrative Claim asserted by the Senior Subordinated Note Indenture Trustee) may be paid in the ordinary course of business by such Debtor; and provided further, that the payment of an Allowed Administrative Expense Claim representing a right to payment under Sections 365(b)(l)(A), 365(b)(l)(B), or Section 365(d)(3) of the Bankruptcy Code may be made in one or more cash payments over a period of time as agreed upon by the applicable Debtor and the holder or as is determined to be appropriate by the Bankruptcy Court.

         2.2. Priority Tax Claims. Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, the applicable Debtor shall pay to each holder of an Allowed Priority Tax Claim, at the sole option of such Debtor, (a) cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable (but in no event after the tenth (10th) Business Day after the later of those two dates), or (b) equal quarterly cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by the Debtors and such holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                      III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Claims, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

                   A. GENERAL AND JAZZ CASINO CLASSIFICATIONS

Class A1 - Other Priority Claims Against Jazz     Class A1 consists of all Allowed Other Priority
Casino:                                           Claims against Jazz Casino.

Class A2 - Other Secured Claims Against Jazz      Class A2 consists of all Allowed Secured Claims
Casino:                                           against Jazz Casino other than the Secured
                                                  Claims specified in Classes A3
                                                  through A9, A11, A13 and A14.

Class A3 - HET Minimum Payment Guaranty           Class A3 consists of all Allowed Claims of HET
Claim Against Jazz Casino:                        and its Affiliates against Jazz Casino arising
                                                  under the HET/JCC Agreement, including the
                                                  DIP Loan Claim.

Class A4 - Tranche A-1 and Tranche A-3 Claims     Class A4 consists of all Allowed Claims against
Against Jazz Casino:                              Jazz Casino arising under Tranche A-1 or
                                                  Tranche A-3.

Class A5 - Tranche A-2 Claims Against Jazz        Class A5 consists of all Allowed Claims against
Casino:                                           Jazz Casino arising under Tranche A-2.

Class A6 - Revolving Loan Claims Against Jazz     Class A6 consists of all Allowed Claims against
Casino:                                           Jazz Casino arising under the Revolving Loan.

Class A7 - Tranche B-1 Claims Against Jazz        Class A7 consists of all Allowed Claims against
Casino:                                           Jazz Casino arising under Tranche B-1.

Class A8 - Tranche B-2 and Slot Lease Claims      Class A8 consists of all Allowed Claims against
Against Jazz Casino:                              Jazz Casino arising under Tranche B-2 or the Slot
                                                  Lease.

Class A9 - Senior Subordinated Note Claims        Class A9 consists of all Allowed Claims against
Against Jazz Casino:                              Jazz Casino arising under the Senior
                                                  Subordinated Notes.

Class A10 - Unsecured Casino Operation-Related    Class A10 consists of all Allowed Casino
Claims Against Jazz Casino:                       Operation-Related Claims against Jazz Casino.

Class A11 - Extinguished HET Claims               Class A11 consists of all Extinguished HET
                                                  Claims against Jazz Casino.

Class A12 - Other Unsecured Claims Against        Class A12 consists of all Unsecured Claims
Jazz Casino:                                      against Jazz Casino other than Class A10
                                                  Unsecured Casino Operation-Related Claims.

Class A13 - Subordinated Claims Against Jazz      Class A13 consists of all Subordinated Claims
Casino:                                           against Jazz Casino.

Class A14 - Contingent Note Claims Against        Class A14 consists of all Claims against Jazz
Jazz Casino:                                      Casino arising under the Contingent Notes.

Class A15 - Subsidiary Equity Interests:          Class A15 consists of all Subsidiary Equity
                                                  Interests.

                          B. CLAIMS AGAINST JCC HOLDING

Class B1 - Other Priority Claims Against JCC      Class B1 consists of all Allowed Other Priority
Holding:                                          Claims against JCC Holding.

Class B2 - Other Secured Claims Against JCC       Class B2 consists of all Allowed Secured Claims
Holding:                                          against JCC Holding other than the Secured
                                                  Claims specified in Classes B3 through B10.

Class B3 - HET Minimum Payment Guaranty           Class B3 consists of all Allowed Claims of HET
Claim Against JCC Holding:                        and its Affiliates against JCC Holding arising
                                                  under the HET/JCC Agreement,
                                                  including all Claims arising under
                                                  any JCC Holding guaranty thereof.

Class B4 - Tranche A-1 and Tranche A-3 Claims     Class B4 consists of all Allowed Claims against
Against JCC Holding:                              JCC Holding arising under Tranche A-1 or
                                                  Tranche A-3, including all Claims
                                                  arising under any JCC Holding
                                                  guaranty thereof.

Class B5 - Tranche A-2 Claims Against JCC         Class B5 consists of all Allowed Claims against
Holding:                                          JCC Holding arising under Tranche A-2,
                                                  including all Claims arising under any JCC
                                                  Holding guaranty thereof.

Class B6 - Revolving Loan Claims Against JCC      Class B6 consists of all Allowed  Claims against
Holding:                                          JCC Holding arising under the Revolving Loan,
                                                  including all Claims arising under any JCC
                                                  Holding guaranty thereof.

Class B7 - Tranche B-1 Claims Against JCC         Class B7 consists of all Allowed Claims against
Holding:                                          JCC Holding arising under Tranche B-1,
                                                  including all Claims arising under any JCC
                                                  Holding guaranty thereof.

Class B8 - Tranche B-2 and Slot Lease Claims      Class B8 consists of all Allowed Claims against
                                                  Against JCC Holding: JCC Holding arising under
                                                  Tranche B-2 or the Slot Lease, including all
                                                  Claims arising under any JCC Holding guaranty
                                                  thereof.

Class B9 - Senior Subordinated Note Claims        Class B9 consists of all Allowed Claims against
Against JCC Holding:                              JCC Holding arising under the Senior
                                                  Subordinated Notes, including all Claims
                                                  arising under any JCC Holding guaranty thereof.

Class B10 - Contingent Note Claims Against        Class B10 consists of all Allowed Claims against
JCC Holding:                                      JCC Holding arising under the Contingent Notes,
                                                  including all Claims arising under any JCC
                                                  Holding guaranty thereof.

Class B11 - Unsecured Claims Against JCC          Class B11 consists of all Unsecured Claims
Holding:                                          against JCC Holding.

Class B12 - Subordinated Claims Against JCC       Class B12 consists of all Subordinated Claims
Holding:                                          against JCC Holding.

Class B13 - Equity Interests in JCC Holding:      Class B13 consists of all of the Class A Common
                                                  Stock and Class B Common Stock of JCC Holding,
                                                  together with all options and warrants issued
                                                  with respect thereto.

                             C. CLAIMS AGAINST JCC CANAL

Class C1 - Other Priority Claims Against JCC      Class C1 consists of all Allowed Other Priority
Canal:                                            Claims against JCC Canal.

Class C2 - Other Secured Claims Against JCC       Class C2 consists of all Allowed Secured Claims
Canal:                                            against JCC Canal other than the Secured Claims
                                                  specified in Classes C3 through C10.

Class C3 - HET Minimum Payment Guaranty           Class C3 consists of all Allowed Claims of HET
Claim Against JCC Canal:                          and its Affiliates against JCC Canal arising under
                                                  the HET/JCC Agreement, including all Claims
                                                  arising under any JCC Canal guaranty thereof.

Class C4 - Tranche A-1 and Tranche A-3 Claims     Class C4 consists of all Allowed Claims against
Against JCC Canal:                                JCC Canal arising under Tranche A-1 or Tranche
                                                  A-3, including all Claims arising under any JCC
                                                  Canal guaranty thereof.

Class C5 - Tranche A-2 Claims Against JCC         Class C5 consists of all Allowed Claims against
Canal:                                            JCC Canal arising under Tranche A-2, including
                                                  all Claims arising under any JCC Canal guaranty
                                                  thereof.

Class C6 - Revolving Loan Claims Against JCC      Class C6 consists of all Allowed Claims against
Canal:                                            JCC Canal arising under the Revolving Loan,
                                                  including all Claims arising under any JCC Canal
                                                  guaranty thereof.

Class C7 - Tranche B-1 Claims Against JCC         Class C7 consists of all Allowed against JCC
Canal:                                            Canal arising under Tranche B-1, including all
                                                  Claims arising under any JCC Canal guaranty
                                                  thereof.

Class C8 - Tranche B-2 and Slot Lease Claims      Class C8 consists of all Allowed against JCC
Against JCC Canal:                                Canal arising under Tranche B-2 or the Slot
                                                  Lease, including all Claims arising under any
                                                  JCC Canal guaranty thereof.

Class C9 - Senior Subordinated Note Claims        Class C9 consists of all Allowed Claims against
Against JCC Canal:                                JCC Canal arising under the Senior Subordinated
                                                  Notes, including all Claims arising under any
                                                  JCC Canal guaranty thereof.

Class C10 - Contingent Note Claims Against        Class C10 consists of all Claims against JCC
JCC Canal:                                        Canal arising under the Contingent Notes,
                                                  including all Claims arising under any JCC Canal
                                                  guaranty thereof.

Class C11 - Unsecured Claims Against JCC          Class C11 consists of all Unsecured Claims
Canal:                                            against JCC Canal.

Class C12 - Subordinated Claims Against JCC       Class C12 consists of all Subordinated Claims
Canal:                                            against JCC Canal.

                          D. CLAIMS AGAINST JCC DEVELOPMENT

Class D1 - Other Priority Claims Against JCC      Class D1 consists of all Allowed Other Priority
Development:                                      Claims against JCC Development.

Class D2 - Other Secured Claims Against JCC       Class D2 consists of all Allowed Secured Claims
Development:                                      against JCC Development other than the Secured
                                                  Claims specified in Classes D3 through D10.

Class D3 - HET Minimum Payment Guaranty           Class D3 consists of all Allowed Claims of HET
Claim Against JCC Development:                    and its Affiliates against JCC Development
                                                  arising under the HET/JCC Agreement, including
                                                  all Claims arising under any JCC Development
                                                  guaranty thereof.

Class D4 - Tranche A-1 and Tranche A-3 Claims     Class D4 consists of all Allowed Claims against
Against JCC Development:                          JCC Development arising under Tranche A-1 or
                                                  Tranche A-3, including all Claims arising under
                                                  any JCC Development guaranty thereof.

Class D5 - Tranche A-2 Claims Against JCC         Class D5 consists of all Allowed Claims against
Development:                                      JCC Development arising under Tranche A-2,
                                                  including all Claims arising under any JCC
                                                  Development guaranty thereof.

Class D6 - Revolving Loan Claims Against JCC      Class D6 consists of all Allowed Claims against
Development:                                      JCC Development arising under the Revolving
                                                  Loan, including all Claims arising under any JCC
                                                  Development guaranty thereof.

Class D7 - Tranche B-1 Claims Against JCC         Class D7 consists of all Allowed Claims against
Development:                                      JCC Development arising under Tranche B-1,
                                                  including all Claims arising under any JCC
                                                  Development guaranty thereof.

Class D8 - Tranche B-2 and Slot Lease Claims      Class D8 consists of all Allowed Claims against
Against JCC Development:                          JCC Development arising under Tranche B-2 or
                                                  the Slot Lease, including all Claims arising
                                                  under any JCC Development guaranty thereof.

Class D9 - Senior Subordinated Note Claims        Class D9 consists of all Allowed Claims against
Against JCC Development:                          JCC Development arising under the Senior
                                                  Subordinated Notes, including all Claims arising
                                                  under any JCC Development guaranty thereof.

Class D10 - Contingent Note Claims Against        Class D10 consists of all Allowed Claims against
JCC Development:                                  JCC Development arising under the Contingent
                                                  Notes, including all Claims arising under any
                                                  JCC Development guaranty thereof.

Class D11 - Unsecured Claims Against JCC          Class D11 consists of all Unsecured Claims
Development:                                      against JCC Development.

Class D12 - Subordinated Claims Against JCC       Class D12 consists of all Subordinated Claims
Development:                                      against JCC Development.

                            E. CLAIMS AGAINST JCC FULTON

Class E1 - Other Priority Claims Against JCC      Class E1 consists of all Allowed Other Priority
Fulton:                                           Claims against JCC Fulton.

Class E2 - Other Secured Claims Against JCC       Class E2 consists of all Allowed Secured Claims
Fulton:                                           against JCC Fulton other than the Secured Claims
                                                  specified in Classes E3 through E10.

Class E3 - HET Minimum Payment Guaranty           Class E3 consists of all Allowed Claims of HET
Claim Against JCC Fulton:                         and its Affiliates against JCC Fulton arising
                                                  under the HET/JCC Agreement, including all
                                                  Claims arising under any JCC Fulton guaranty
                                                  thereof.

Class E4 - Tranche A-1 and Tranche A-3 Claims     Class E4 consists of all Allowed Claims against
Against JCC Fulton:                               JCC Fulton arising under Tranche A-1 or Tranche
                                                  A-3, including all Claims arising under any JCC
                                                  Fulton guaranty thereof.

Class E5 - Tranche A-2 Claims Against JCC         Class E5 consists of all Allowed Claims against
Fulton:                                           JCC Fulton arising under Tranche A-2, including
                                                  all claims arising under any JCC Fulton guaranty
                                                  thereof.

Class E6 - Revolving Loan Claims Against JCC      Class E6 consists of all Allowed Claims against
Fulton:                                           JCC Fulton arising under the Revolving Loan,
                                                  including all Claims arising under any JCC
                                                  Fulton guaranty thereof.

Class E7 - Tranche B-1 Claims Against JCC         Class E7 consists of all Allowed Claims against
Fulton:                                           JCC Fulton arising under Tranche B-1, including
                                                  all Claims arising under any JCC Fulton guaranty
                                                  thereof.

Class E8 - Tranche B-2 and Slot Lease Claims      Class E8 consists of all Allowed Claims against
Against JCC Fulton:                               JCC Fulton arising under Tranche B-2 or the Slot
                                                  Lease, including all Claims arising under any
                                                  JCC Fulton guaranty thereof.

Class E9 - Senior Subordinated Note Claims        Class E9 consists of all Allowed Claims against
Against JCC Fulton:                               JCC Fulton arising under the Senior Subordinated
                                                  Notes, including all Claims arising under any
                                                  JCC Fulton guaranty thereof.

Class E10 - Contingent Note Claims Against JCC    Class E10 consists of all Allowed Claims against
Fulton:                                           JCC Fulton arising under the Contingent Notes,
                                                  including all Claims arising under any JCC
                                                  Fulton guaranty thereof.

Class E11 - Unsecured Claims Against JCC          Class E11 consists of all Unsecured Claims
Fulton:                                           against JCC Fulton.

Class E12 - Subordinated Claims Against JCC       Class E12 consists of all Subordinated Claims
Fulton:                                           against JCC Fulton.

                                       IV.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

                            A. JAZZ CASINO TREATMENT

         4.1. Class A1 - Other Priority Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A1 is impaired by the Plan. Each holder of an Allowed Claim in Class A1 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class A1 Claim shall receive cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon as practicable thereafter.

         4.2. Class A2 - Other Secured Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A2 is impaired by the Plan. Each holder of an Allowed Claim in Class A2 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class A2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class A2 Claim will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. Jazz Casino may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class A2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be treated as a Class A10 or A12 Claim, as applicable.

         4.3. Class A3 - HET Minimum Payment Guaranty Claim Against Jazz Casino.

         (a) Impairment and Voting. Class A3 is impaired by the Plan. The holder of the Allowed Secured Claim in Class A3 is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holder of the Allowed Class A3 Claim shall receive (i) New Notes in the principal amount of $49,707.79 and 5,032.47 shares of New Common Stock for each $100,000 of its Allowed Class A3 Claim up to $61.6 million, and (ii) cash in an amount equal to its Allowed Class A3 Claim in excess of $61.6 million. The foregoing distribution is deemed to include all distributions to which a holder of a Class A3 Claim would be entitled to receive on account of its Class A3 Claim under any other Class of Claims specified in the Plan. The Class A3 Claim shall be deemed Allowed for purposes of making distributions under the Plan.

         4.4. Class A4 - Tranche A-1 and Tranche A-3 Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A4 is impaired by the Plan. Each holder of an Allowed Claim in Class A4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holders of Class A4 Claims shall receive (i) New Notes in the principal amount of $41,880,000 (to be distributed proportionately based upon their relative outstanding principal amounts of Class A4 Claims) and
(ii) cash in an amount equal to attorneys' fees and other out-of-pocket expenses payable under the Bank Credit Agreement, including Section 16.01 thereof (to be distributed to the respective holders of such Claims). The foregoing distribution is deemed to include all distributions to which a holder of a Class A4 Claim would be entitled to receive on account of its Class A4 Claim under any other Class of Claims specified in the Plan. The Class A4 Claims shall be deemed Allowed for purposes of making distributions under the Plan.

         4.5. Class A5 - Tranche A-2 Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A5 is impaired by the Plan. The holder of an Allowed Claim in Class A5 is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holder of the Class A5 Claim shall receive New Notes in the principal amount of $21,020,000 in satisfaction of all Class A5 Claims. The foregoing distribution is deemed to include all distributions to which the holder of the Class A5 Claim would be entitled to receive on account of its Class A5 Claim under any other Class of Claims specified in the Plan. The Class A5 Claim shall be deemed Allowed for purposes of making distributions under the Plan.

         4.6. Class A6 - Revolving Loan Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A6 is impaired by the Plan. The holder of the Class A6 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holder of the Class A6 Claim shall receive 2,500,000 shares of New Common Stock in satisfaction of all Revolving Loan Claims. The foregoing distribution is deemed to include all distributions to which the holder of the Class A6 Claim would be entitled to receive on account of its Class A6 Claim under any other Class of Claims specified in the Plan. The Class A6 Claim shall be deemed Allowed for purposes of making distributions under the Plan.

         4.7. Class A7 - Tranche B-1 Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A7 is impaired by the Plan. Each holder of an Allowed Claim in Class A7 is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holders of the Class A7 Claims shall receive (i) New Notes in the principal amount of $13,060,000 and (ii) 1,734,068 shares of New Common Stock (with all such consideration to be distributed proportionately based upon their relative outstanding principal amounts of Class A7 Claims) issued in satisfaction of all Tranche B-1 Claims. The foregoing distribution is deemed to include all distributions to which a holder of a Class A7 Claim would be entitled to receive on account of its Class A7 Claim under any other Class of Claims specified in the Plan. The Class A7 Claims shall be deemed Allowed for purposes of distributions under the Plan.

         4.8. Class A8 - Tranche B-2 and Slot Lease Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A8 is impaired by the Plan. Each holder of an Allowed Claim in Class A8 is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holders of Class A8 Claims shall receive 469,238 shares of New Common Stock in satisfaction of all Slot Lease Claims and nothing on account of the Tranche B-2 Claims. The foregoing distribution is deemed to include all distributions to which a holder of Class A8 Claims would be entitled to receive on account of its Class A8 Claims under any other Class of Claims specified in the Plan. The Class A8 Claims shall be deemed Allowed for purposes of making distributions under the Plan.

         4.9. Class A9 - Senior Subordinated Note Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A9 is impaired by the Plan. Each holder of an Allowed Claim in Class A9 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each record holder of an Allowed Class A9 Claim will receive (i) New Notes in the principal amount of $84.90 and (ii) 21.6885 shares of New Common Stock for each $1,000 of principal amount of Senior Subordinated Notes held by such holder on the Effective Date. The foregoing distribution is deemed to include all distributions to which a holder of a Class A9 Claim would be entitled to receive on account of its Class A9 Claim under any other Class of Claims specified in the Plan. The Class A9 Claims shall be deemed Allowed in the aggregate amount of $211,304,856 for purposes of making distributions under the Plan.

         4.10. Class A10 - Unsecured Casino Operation-Related Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A10 is unimpaired by the Plan. Each holder of an Allowed Claim in Class A10 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class A10 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, each Allowed Class A10 Claim will be reinstated and paid cash in an amount equal to the Allowed amount of such Claim, plus such additional amounts (if any) as are necessary to render such Claim unimpaired.

         4.11. Class A11 - Extinguished HET.

         (a) Impairment and Voting. Class A11 is impaired by the Plan. Each holder of an Allowed Claim in Class A11 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Extinguished HET Claims will not receive any distributions on account of such Claims. On the Effective Date, all Extinguished HET Claims will be cancelled and discharged.

         4.12. Class A12 - Other Unsecured Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A12 is impaired by the Plan. Each holder of an Allowed Claim in Class A12 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Other Unsecured Claims against Jazz Casino, including any Claims arising under the Convertible Debentures, will not receive any distributions on account of such Claims. On the Effective Date, all Other Unsecured Claims against Jazz Casino will be cancelled and discharged.

         4.13. Class A13 - Subordinated Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A13 is impaired by the Plan. Each holder of an Allowed Claim in Class A13 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Subordinated Claims against Jazz Casino will not receive any distributions on account of such Claims. On the Effective Date, all Subordinated Claims against Jazz Casino will be cancelled and discharged.

         4.14. Class A14 - Contingent Note Claims Against Jazz Casino.

         (a) Impairment and Voting. Class A14 is impaired by the Plan. Each holder of an Allowed Claim in Class A14 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Contingent Note Claims against Jazz Casino will not receive any distributions on account of such Claims. On the Effective Date, all Contingent Notes will be cancelled and all Claims arising thereunder discharged.

         4.15. Class A15 - Subsidiary Equity Interests.

         (a) Impairment and Voting. Class A15 is impaired by the Plan. The holder of all Allowed Claims in Class A15 is JCC Holding, which is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. As of the Effective Date, all Subsidiary Equity Interests shall be deemed transferred to the holders of Claims in Classes A2 through A9 on account of their Claims, and thereafter automatically contributed to JCC Holding by such holders of Claims. On and after the Effective Date, JCC Holding shall continue to hold the Subsidiary Equity Interests, which interests shall be evidenced by the existing capital stock and/or membership interests held by JCC Holding in the Subsidiaries.

                            B. JCC HOLDING TREATMENT

         4.16. Class B1 - Other Priority Claims Against JCC Holding.

         (a) Impairment and Voting. Class B1 is impaired by the Plan. Each holder of an Allowed Claim in Class B1 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B1 Claim will receive cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon as practicable thereafter.

         4.17. Class B2 - Other Secured Claims Against JCC Holding.

         (a) Impairment and Voting. Class B2 is impaired by the Plan. Each holder of an Allowed Claim in Class B2 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class B2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class B2 Claim will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. JCC Holding may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class B2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be treated as a Class B11 Claim.

         4.18. Class B3 - HET Minimum Payment Guaranty Claim Against JCC
Holding.

         (a) Impairment and Voting. Class B3 is impaired by the Plan. Each holder of an Allowed Class B3 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B3 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A3 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B3 Claims.

         4.19. Class B4 - Tranche A-1 and Tranche A-3 Claims Against JCC
Holding.

         (a) Impairment and Voting. Class B4 is impaired by the Plan. Each holder of an Allowed Claim in Class B4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B4 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A4 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B4 Claims.

         4.20. Class B5 - Tranche A-2 Claims Against JCC Holding.

         (a) Impairment and Voting. Class B5 is impaired by the Plan. The holder of an Allowed Claim in Class B5 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B5 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A5 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B5 Claims.

         4.21. Class B6 - Revolving Loan Claims Against JCC Holding.

         (a) Impairment and Voting. Class B6 is impaired by the Plan. Each holder of an Allowed Class B6 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B6 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A6 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B6 Claims.

         4.22. Class B7 - Tranche B-1 Claims Against JCC Holding.

         (a) Impairment and Voting. Class B7 is impaired by the Plan. Each holder of an Allowed Claim in Class B7 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B7 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A7 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B7 Claims.

         4.23. Class B8 - Tranche B-2 and Slot Lease Claims Against JCC Holding.

         (a) Impairment and Voting. Class B8 is impaired by the Plan. Each holder of an Allowed Claim in Class B8 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B8 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A8 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B8 Claims.

         4.24. Class B9 - Senior Subordinated Note Claims Against JCC Holding.

         (a) Impairment and Voting. Class B9 is impaired by the Plan. Each holder of an Allowed Claim in Class B9 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class B9 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A9 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class B9 Claims.

         4.25. Class B10 - Contingent Note Claims Against JCC Holding.

         (a) Impairment and Voting. Class B10 is impaired by the Plan. Each holder of an Allowed Claim in Class B10 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Contingent Note Claims against JCC Holding will not receive any distributions on account of such Claims. On the Effective Date, all Contingent Notes will be cancelled and all Claims arising thereunder discharged.

         4.26. Class B11 - Unsecured Claims Against JCC Holding.

         (a) Impairment and Voting. Class B11 is impaired by the Plan. Each holder of an Allowed Claim in Class B11 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Unsecured Claims against JCC Holding, including any Claims arising under the Convertible Debentures, will not receive any distributions on account of such Claims. On the Effective Date, all Unsecured Claims will be cancelled and discharged.

         4.27. Class B12 - Subordinated Claims Against JCC Holding.

         (a) Impairment and Voting. Class B12 is impaired by the Plan. Each holder of an Allowed Claim in Class B12 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Subordinated Claims against JCC Holding will not receive any distributions on account of such Claims. On the Effective Date, all Subordinated Claims will be cancelled and discharged.

         4.28. Class B13 - Equity Interests In JCC Holding.

         (a) Impairment and Voting. Class B13 is impaired by the Plan. Each holder of an Allowed Claim in Class B13 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Equity Interests in JCC Holding will not receive any distributions on account of such interests. On the Effective Date, all Equity Interests in JCC Holding, and all options and warrants issued with respect thereto, will be cancelled and discharged. Each holder of a Class B13 Equity Interest is conclusively presumed to have rejected the Plan as a holder of a Class B13 Equity Interest and is not entitled to vote or reject the Plan.

                             C. JCC CANAL TREATMENT

         4.29. Class C1 - Other Priority Claims Against JCC Canal.

         (a) Impairment and Voting. Class C1 is impaired by the Plan. Each holder of an Allowed Claim in Class C1 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C1 Claim will receive cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon as practicable thereafter.

         4.30. Class C2 - Other Secured Claims Against JCC Canal.

         (a) Impairment and Voting. Class C2 is impaired by the Plan. Each holder of an Allowed Claim in Class C2 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class C2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class C2 Claim will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. JCC Canal may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class C2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be treated as a Class C11 Claim.

         4.31. Class C3 - HET Minimum Payment Guaranty Claim Against JCC Canal.

         (a) Impairment and Voting. Class C3 is impaired by the Plan. Each holder of an Allowed Class C3 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C3 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A3 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C3 Claims.

         4.32. Class C4 - Tranche A-1 and Tranche A-3 Claims Against JCC Canal.

         (a) Impairment and Voting. Class C4 is impaired by the Plan. Each holder of an Allowed Claim in Class C4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C4 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A4 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C4 Claims.

         4.33. Class C5 - Tranche A-2 Claims Against JCC Canal.

         (a) Impairment and Voting. Class C5 is impaired by the Plan. Each holder of an Allowed Claim in Class C5 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C5 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A5 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C5 Claim.

         4.34. Class C6 - Revolving Loan Claims Against JCC Canal.

         (a) Impairment and Voting. Class C6 is impaired by the Plan. Each holder of an Allowed Class C6 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C6 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A6 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C6 Claims.

         4.35. Class C7 - Tranche B-1 Claims Against JCC Canal.

         (a) Impairment and Voting. Class C7 is impaired by the Plan. Each holder of an Allowed Claim in Class C7 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C7 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A7 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C7 Claims.

         4.36. Class C8 - Tranche B-2 and Slot Lease Claims Against JCC Canal.

         (a) Impairment and Voting. Class C8 is impaired by the Plan. Each holder of an Allowed Claim in Class C8 is entitled to vote to accept or reject the Plan.

         (b) Distribution. Each holder of an Allowed Class C8 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A8 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C8 Claims.

         4.37. Class C9 - Senior Subordinated Note Claims Against JCC Canal.

         (a) Impairment and Voting. Class C9 is impaired by the Plan. Each holder of an Allowed Claim in Class C9 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class C9 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A9 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class C9 Claims.

         4.38. Class C10 - Contingent Note Claims Against JCC Canal.

         (a) Impairment and Voting. Class C10 is impaired by the Plan. Each holder of an Allowed Claim in Class C10 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Contingent Note Claims against JCC Canal will not receive any distributions on account of such Claims. On the Effective Date, all Contingent Notes will be cancelled and all Claims arising thereunder discharged.

         4.39. Class C11 - Unsecured Claims Against JCC Canal.

         (a) Impairment and Voting. Class C11 is impaired by the Plan. Each holder of an Allowed Claim in Class C11 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Unsecured Claims against JCC Canal will not receive any distributions on account of such Claims. On the Effective Date, all Unsecured Claims will be cancelled and discharged.

         4.40. Class C12 - Subordinated Claims Against JCC Canal.

         (a) Impairment and Voting. Class C12 is impaired by the Plan. Each holder of an Allowed Claim in Class C12 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Subordinated Claims against JCC Canal will not receive any distributions on account of such Claims. On the Effective Date, all Subordinated Claims will be cancelled and discharged.

                          D. JCC DEVELOPMENT TREATMENT

         4.41. Class D1 - Other Priority Claims Against JCC Development.

         (a) Impairment and Voting. Class D1 is impaired by the Plan. Each holder of an Allowed Claim in Class D1 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D1 Claim will receive cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon as practicable thereafter.

         4.42. Class D2 - Other Secured Claims Against JCC Development.

         (a) Impairment and Voting. Class D2 is impaired by the Plan. Each holder of an Allowed Claim in Class D2 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class D2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class D2 Claim will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. JCC Development may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class D2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be treated as a Class D11 Claim.

         4.43. Class D3 - HET Minimum Payment Guaranty Claim Against JCC Development.

         (a) Impairment and Voting. Class D3 is impaired by the Plan. Each holder of an Allowed Class D3 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D3 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A3 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D3 Claims.

         4.44. Class D4 - Tranche A-1 and Tranche A-3 Claims Against JCC Development.

         (a) Impairment and Voting. Class D4 is impaired by the Plan. Each holder of an Allowed Claim in Class D4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D4 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A4 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D4 Claims.

         4.45. Class D5 - Tranche A-2 Claims Against JCC Development.

         (a) Impairment and Voting. Class D5 is impaired by the Plan. Each holder of an Allowed Claim in Class D5 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D5 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A5 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D5 Claims.

         4.46. Class D6 - Revolving Loan Claims Against JCC Development.

         (a) Impairment and Voting. Class D6 is impaired by the Plan. Each holder of an Allowed Class D6 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D6 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A6 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D6 Claims.

         4.47. Class D7 - Tranche B-1 Claims Against JCC Development.

         (a) Impairment and Voting. Class D7 is impaired by the Plan. Each holder of an Allowed Claim in Class D7 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D7 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A7 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D7 Claims.

         4.48. Class D8 - Tranche B-2 and Slot Lease Claims Against JCC Development.

         (a) Impairment and Voting. Class D8 is impaired by the Plan. Each holder of an Allowed Claim in Class D8 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D8 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A8 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D8 Claims.

         4.49. Class D9 - Senior Subordinated Note Claims Against JCC
Development.

         (a) Impairment and Voting. Class D9 is impaired by the Plan. Each holder of an Allowed Claim in Class D9 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class D9 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A9 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class D9 Claims.

         4.50. Class D10 - Contingent Note Claims Against JCC Development.

         (a) Impairment and Voting. Class D10 is impaired by the Plan. Each holder of an Allowed Claim in Class D10 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Contingent Note Claims against JCC Development will not receive any distributions on account of such Claims. On the Effective Date, all Contingent Notes will be cancelled and all Claims arising thereunder discharged.

         4.51. Class D11 - Unsecured Claims Against JCC Development.

         (a) Impairment and Voting. Class D11 is impaired by the Plan. Each holder of an Allowed Claim in Class D11 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Unsecured Claims against JCC Development will not receive any distributions on account of such Claims. On the Effective Date, all Unsecured Claims will be cancelled and discharged.

         4.52. Class D12 - Subordinated Claims Against JCC Development.

         (a) Impairment and Voting. Class D12 is impaired by the Plan. Each holder of an Allowed Claim in Class D12 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Subordinated Claims against JCC Development will not receive any distributions on account of such Claims. On the Effective Date, all Subordinated Claims will be cancelled and discharged.

                             E. JCC FULTON TREATMENT

         4.53. Class E1 - Other Priority Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E1 is impaired by the Plan. Each holder of an Allowed Claim in Class E1 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E1 Claim will receive cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon as practicable thereafter.

         4.54. Class E2 - Other Secured Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E2 is impaired by the Plan. Each holder of an Allowed Claim in Class E2 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class E2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class E2 Claim will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. JCC Fulton may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class E2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be allowed as a Class E11 Claim.

         4.55. Class E3 - HET Minimum Payment Guaranty Claim Against JCC Fulton.

         (a) Impairment and Voting. Class E3 is impaired by the Plan. Each holder of an Allowed Class E3 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E3 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A3 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E3 Claims.

         4.56. Class E4 - Tranche A-1 and Tranche A-3 Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E4 is impaired by the Plan. Each holder of an Allowed Claim in Class E4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E4 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A4 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E4 Claims.

         4.57. Class E5 - Tranche A-2 Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E5 is impaired by the Plan. Each holder of an Allowed Claim in Class E5 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E5 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or treatment such holder receives as a holder of a Class A5 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E5 Claims.

         4.58. Class E6 - Revolving Loan Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E6 is impaired by the Plan. Each holder of an Allowed Class E6 Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E6 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A6 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E6 Claims.

         4.59. Class E7 - Tranche B-1 Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E7 is impaired by the Plan. Each holder of an Allowed Claim in Class E7 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E7 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A7 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E7 Claims.

         4.60. Class E8 - Tranche B-2 and Slot Lease Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E8 is impaired by the Plan. Each holder of an Allowed Claim in Class E8 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E8 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A8 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E8 Claims.

         4.61. Class E9 - Senior Subordinated Note Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E9 is impaired by the Plan. Each holder of an Allowed Claim in Class E9 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Class E9 Claim will be deemed to have received on account of its Claim, in full satisfaction thereof, the distribution and/or other treatment such holder receives as a holder of a Class A9 Claim under the Plan, and no other distribution will be provided to such holder on account of its Class E9 Claims.

         4.62. Class E10 - Contingent Note Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E10 is impaired by the Plan. Each holder of an Allowed Claim in Class E10 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Contingent Note Claims against JCC Fulton will not receive any distributions on account of such Claims. On the Effective Date, all Contingent Notes will be cancelled and all Claims arising thereunder discharged.

         4.63. Class E11 - Unsecured Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E11 is impaired by the Plan. Each holder of an Allowed Claim in Class E11 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Unsecured Claims against JCC Fulton will not receive any distributions on account of such Claims. On the Effective Date, all Unsecured Claims will be cancelled and discharged.

         4.64. Class E12 - Subordinated Claims Against JCC Fulton.

         (a) Impairment and Voting. Class E12 is impaired by the Plan. Each holder of an Allowed Claim in Class E12 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Holders of Subordinated Claims against JCC Fulton will not receive any distributions on account of such Claims. On the Effective Date, all Subordinated Claims will be cancelled and discharged.

                                       V.

                          SETTLEMENT OF CERTAIN CLAIMS

         5.1. Release by Debtors of Causes of Action Against the HET Group, the Bank Group, Debtors Group, Noteholders Committee Group. Pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, in consideration of, among other things,
(i) the execution and delivery of the New Revolving Credit Facility by HET, (ii) the execution and delivery of the New HET/JCC Agreement by HET and HOCI, (iii) the execution and delivery of the Amended Management Agreement by HNOMC, (iv) the waiver and release of the Extinguished HET Claims, and (v) other good and valuable consideration, without which this Plan could not be confirmed and consummated, on the Effective Date, each Debtor shall be conclusively and irrevocably deemed to have released any and all Release Claims of such Debtor or its estate against, respectively, (i) each Person in the HET Group, (ii) each Person in the Bank Group, (iii) each Person in the Debtors Group, and (iv) each Person in the Noteholders Committee Group. The Confirmation Order shall constitute an order approving as a compromise and settlement pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code the foregoing releases.

         5.2. Extinguishment of Certain Causes of Action Under the Avoiding Power Provisions. On the Effective Date all Avoidance Claims shall be released, discharged and extinguished, whether or not then pending.

         5.3. Approval of Other Settlement Agreements. Except to the extent the Bankruptcy Court has entered a separate order providing for such approval, the Confirmation Order shall constitute an order (a) approving as a compromise and settlement pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, any settlement agreements entered into by any Debtor or any other Person as contemplated in confirmation of the Plan and (b) authorizing the Debtors' execution and delivery of all settlement agreements entered into or to be entered into by any Debtor or any other Person as contemplated by the Plan and all related agreements, instruments or documents to which any Debtor is a party.

         5.4. Extinguishment of Subordination Rights. The distributions made hereunder to holders of Claims or Equity Interests shall not be subject to levy, garnishment, attachment or other legal process by any holder of another Claim by reason of any claimed contractual subordination provisions. As of the Effective Date, each holder of a Claim shall be deemed to have waived any and all contractual subordination or other rights it may have with respect to distributions to holders of Claims and Equity Interests hereunder, the distributions being made hereunder constituting full and complete satisfaction of any subordination rights.

                                       VI.

                            MEANS FOR IMPLEMENTATION
                            AND EXECUTION OF THE PLAN

                        A. GENERAL IMPLEMENTATION MATTERS

         6.1. General Corporate Matters. On or before the Effective Date, (i) JCC Holding shall file its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and (ii) the Amended and Restated Bylaws of JCC Holding shall become effective. The Amended and Restated Certificate of Incorporation of JCC Holding shall comply with the requirements of Section 1123(a)(6) of the Bankruptcy Code.

         6.2. Effective Date Transactions.

         (a) Distribution to Creditors. On, or as soon as practicable after, the Effective Date or as otherwise provided in the Plan, Jazz Casino and, in the case of the New Common Stock, JCC Holding will issue and deliver to the Disbursing Agents for distribution to the applicable holders of Allowed Claims in accordance with the Plan (i) the New Notes, (ii) cash in the amount determined pursuant to the provisions of Article II and Article IV, and (iii) shares of New Common Stock in the respective amounts determined pursuant to the provisions of Article IV.

         (b) New Minimum Payment Guaranty. On the Effective Date, HET and HOCI shall execute and deliver the New Minimum Payment Guaranty.

         (c) Cancellation of Senior Subordinated Note Indenture, Contingent Note Indenture and Other Note Documents.

                  (1) On the Effective Date, except as otherwise provided in this Plan, (A) the Senior Subordinated Note Indenture, the Contingent
         Note Indenture and the Convertible Debenture Indenture shall be terminated and cancelled, (B) the Note Documents, and all Liens granted under the Note Documents, shall be terminated and cancelled, and (C) all collateral pledged or otherwise granted as security pursuant to the Note Documents shall be released by the Senior Subordinated Note Indenture Trustee or the Contingent Note Indenture Trustee, as the case may be, and shall be repledged to secure the obligations arising under the New HET/JCC Agreement, the New Revolving Credit Facility and the New Notes. The Senior Subordinated Note Indenture Trustee, the Contingent Note Indenture Trustee, the Collateral Agent, and any other holder of any Liens under the Note Documents shall execute and deliver all termination statements, mortgage releases and other instruments or documents reasonably requested by Debtors to effectuate or evidence the release of any such Liens.

                  (2) On the Effective Date, (A) all of the claims or other rights of the Senior Subordinated Note Indenture Trustee to indemnity and/or reimbursement under the Senior Subordinated Note Indenture and the other Note Documents and all Liens securing same (including the Indenture Trustee Charging Lien) shall be cancelled and extinguished,
         (B) all of the claims or other rights of the Contingent Note Indenture Trustee to indemnity and/or reimbursement under the Contingent Note Indenture and the other Note Documents and all Liens securing the same (including the Indenture Trustee Charging Lien) shall be cancelled and extinguished, and (C) all of the claims or other rights of the Convertible Debenture Indenture Trustee to indemnity and/or reimbursement under the Convertible Debenture Indenture, shall be cancelled and extinguished.

         (d) Cancellation of Bank Credit Agreement.

                  (1) On the Effective Date, except as otherwise provided in this Section, the Bank Credit Agreement, and all Liens granted thereunder, shall be terminated and cancelled to the extent the foregoing have not been previously terminated and cancelled, and all collateral pledged or otherwise granted as security pursuant to the Bank Credit Agreement shall be released by the Banks and, in the case of any collateral held by any Bank or the Collateral Agent, shall be repledged to secure the obligations arising under the New HET/JCC Agreement, the New Revolving Credit Facility and the New Note Indenture. The Collateral Agent and any other holder of any Liens under the Bank Credit Agreement shall execute and deliver all termination statements, mortgage releases and other instruments or documents reasonably requested by Debtors to effectuate or evidence the release of any such Liens.

                  (2) On the Effective Date, (A) all of the claims or other rights of the Administrative Agent and the Banks to indemnity and/or reimbursement under the Bank Credit Agreement and all Liens securing same shall be cancelled and extinguished, and (B) all of the claims or other rights of the Collateral Agent to indemnity and/or reimbursement under the Intercreditor Agreement or otherwise and all Liens securing the same shall be cancelled and extinguished.

                  (3) On the Effective Date, pursuant to arrangements satisfactory to HET, the Debtors and any Bank that has issued an Outstanding Letter of Credit, the obligations with respect to Outstanding Letters of Credit shall be transferred to the New Revolving Credit Facility and provision made for the guaranty by HET of all reimbursement obligations in respect of such Outstanding Letters of Credit.

         (e) Cancellation of Intercreditor Agreement. On the Effective Date, the Intercreditor Agreement shall be cancelled, and all rights arising thereunder terminated.

         (f) Cancellation of Equity Interests. On the Effective Date, all existing Equity Interests in JCC Holding and all options, warrants and other rights with respect thereto shall be cancelled.

         (g) Agreements with the State Group. On the Effective Date, Jazz Casino and the LGCB shall enter into the Second Amended and Renegotiated Casino Operating Contract and all other agreements, instruments and documents necessary or appropriate to evidence or consummate the transactions contemplated therein.

         (h) Agreements with City and RDC. On the Effective Date, Jazz Casino, the City and RDC shall enter into the Amended Canal Street Casino Lease and all other agreements, instruments and documents necessary or appropriate to evidence or consummate the transactions contemplated therein.

         (i) Agreements with HNOMC. On the Effective Date, Jazz Casino and HNOMC shall enter into the Amended Management Agreement and all other agreements, instruments and documents necessary or appropriate to evidence or consummate the transactions contemplated therein.

         (j) New Revolving Credit Facility. On the Effective Date, Jazz Casino and HET or a third party lender shall enter into the New Revolving Credit Facility and all other agreements, instruments and documents necessary or appropriate to evidence or consummate the transactions contemplated therein.

         (k) New HET/JCC Agreement. On the Effective Date, Jazz Casino, HET and HOCI shall enter into the New HET/JCC Agreement and all other agreements, instruments and documents necessary or appropriate to evidence or consummate the transactions contemplated therein.

         (l) Contribution of Slot Machines. On the Effective Date, HOCI shall transfer and assign the Slot Machines to Jazz Casino.

         (m) Registration and Listing of New Common Stock. JCC Holding shall use its best efforts to cause the New Common Stock to be listed on a national securities exchange or quoted on NASDAQ upon the Effective Date. JCC Holding shall also use its best efforts to be, on or prior to the Effective Date, a reporting company under the 34 Act, with respect to the New Common Stock. On the Effective Date, JCC Holding, HET and the other relevant parties shall enter into the Registration Rights Agreement.

         (n) Plan Documents. All Plan Documents shall be in form and substance satisfactory to the Debtors, BTCo., the Noteholders Committee and HET.

                         B. DEBTORS AND THEIR GOVERNANCE

         6.3. General. From and after the Effective Date, the management, control and operation of each Debtor shall become the general responsibility of its Board of Directors or managing member, as applicable, pursuant to the Amended Organizational Documents, in the case of JCC Holding, and the applicable operating agreement, in the case of the other Debtors.

         6.4. Board of Directors. The initial Board of Directors of JCC Holding shall consist of seven directors. Subject to the provisions of Section 6.6 hereof, four of the initial directors will be selected by the Noteholders Committee and BTCo. (with each of such directors to be satisfactory to the Noteholders Committee and BTCo.), and three of the initial directors will be selected by HET. The directors selected by HET shall initially have one one-year, one two-year, and one three-year term, and the directors selected by the Noteholders Committee and BTCo. shall initially have one one-year, one two-year, and two three-year terms.

         6.5. Officers. The selection of officers of each Debtor after the Effective Date shall be as provided in the Amended Organizational Documents, in the case of JCC Holding, and the applicable operating agreement, in the case of the other Debtors.

         6.6. Suitability Determinations. Notwithstanding anything to the contrary hereunder, any Person required by the Gaming Act, the rules and regulations of the LGCB (as said rules and regulations may be amended from time to time), and the Second Amended and Renegotiated Casino Operating Contract, to be found suitable by the LGCB shall be required by the Debtors to meet the suitability requirements of the Gaming Act, the rules and regulations of the LGCB (as said rules and regulations may be amended from time to time), and the Second Amended and Renegotiated Casino Operating Contract.

         6.7. Entity Action. As of the Effective Date, JCC Holding shall be deemed to have adopted the Amended Organizational Documents, and each of the other Debtors shall continue to operate under its respective operating agreement. Except as specifically provided in the Plan, the adoption of the Amended Organizational Documents, the selection of the directors and/or officers, as the case may be, of each Debtor, the distribution of cash, the issuance and distribution of New Notes and New Common Stock and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements relating to any of the foregoing, and other matters provided for under the Plan involving corporate or other action to be taken or required of the applicable Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by the respective stockholders, initial members, officers or directors of the Debtors. To the extent required by law, the Board of Directors or managing member, as the case may be, of each Debtor shall take such action as may be necessary from time to time to approve the issuance of any New Notes and New Common Stock and such other action, if any, as may be required to meet the requirements of the Plan or necessary in connection with any of the New Notes and New Common Stock issued pursuant thereto. Any officer of any Debtor is authorized to execute and deliver on behalf of such Debtor any Plan Document or any other certificates, instruments or documents relating thereto.

                                C. DISTRIBUTIONS

         6.8. Generally. All distributions required hereunder to holders of Allowed Claims shall be made by a Disbursing Agent pursuant to a Disbursing Agreement, provided that no Disbursing Agreement shall be required if any Debtor makes such distributions or if the Senior Subordinated Note Indenture Trustee makes such distributions pursuant to Section 6.9 hereof. The Disbursing Agent may designate, employ or contract with other Persons to assist in or perform the distribution of the property to be distributed. The Disbursing Agent and such other Persons shall serve without bond.

         6.9. Services of Senior Subordinated Note Indenture Trustee. The Senior Subordinated Note Indenture Trustee (or its nominee, designee or affiliate) is designated a Disbursing Agent for purposes of effecting distributions to the Noteholders pursuant to the Plan. Any reference in this Plan to "Disbursing Agent" in respect of distributions to be made to the Noteholders shall be deemed to refer to the Senior Subordinated Note Indenture Trustee or its nominee, designee or affiliate. All distributions to be made to the Noteholders under the Plan will be made to the Senior Subordinated Note Indenture Trustee in accordance with the Senior Subordinated Note Indenture, applicable law and the Plan, and the Senior Subordinated Note Indenture Trustee shall, as soon as reasonably practicable, in accordance with the Senior Subordinated Note Indenture, applicable law and the Plan, deliver the distributions, free and clear of any Indenture Trustee Charging Lien, which Lien shall be cancelled and extinguished on the Effective Date.

         6.10. Distributions to be Made to Noteholders as of Distribution Record Date. Only Noteholders of record as of the Distribution Record Date shall be entitled to receive the distributions provided for in Article IV of the Plan; provided, however, that any Noteholder which is a record holder but not the beneficial owner of any Senior Subordinated Note shall not be entitled to retain any distributions made hereunder on account of such Senior Subordinated Note, but instead shall receive and hold in trust such distributions on behalf of such beneficial owner and shall promptly cause such distributions to be remitted to the beneficial owner. As of the close of business on the Distribution Record Date, the transfer ledgers in respect of the Senior Subordinated Note shall be closed for purposes of making the distributions required to be made to the Noteholders pursuant to Article IV of the Plan. Except as otherwise provided herein, the Debtors, the Senior Subordinated Note Indenture Trustee and their respective agents shall have no obligation to recognize any transfer of the Senior Subordinated Notes occurring after the close of business on the Distribution Record Date for purposes of such distributions. Except as otherwise provided herein, the Debtors, the Senior Subordinated Note Indenture Trustee and their respective agents shall recognize and, for purposes of making such distributions under the Plan, will only deal with those Noteholders of record reflected on the transfer ledgers maintained by the Registrar for the Senior Subordinated Notes as of the close of business on the Distribution Record Date; provided that nothing contained herein shall be deemed to prohibit or otherwise restrict the right of any such Noteholder to transfer the Senior Subordinated Notes at any time. As of the Effective Date, the Debtors shall have no further obligations under the Senior Subordinated Note Indenture. The Senior Subordinated Note Indenture shall continue in effect for the sole purpose of allowing the Senior Subordinated Note Indenture Trustee to make distributions on account of the Allowed Claims of the Noteholders under the Plan, and upon completion of such distributions, the Senior Subordinated Note Indenture shall terminate and have no further force or effect. Any actions taken by the Senior Subordinated Note Indenture Trustee that are not for the purpose authorized in the Plan shall be null and void.

         6.11. Cancellation and Surrender of Existing Securities and Agreements

         (a) On the Effective Date, the promissory notes, share certificates and other instruments evidencing any Claim or Equity Interest shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of any Debtor under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

         (b) Each holder of a promissory note, share certificate or other instrument evidencing a Claim or Equity Interest receiving a distribution under the Plan may be required surrender such promissory note (other than notes under the Bank Credit Agreement), share certificate or instrument to the applicable Debtor or, in the case of Senior Subordinated Notes, to the Senior Subordinated
Note Indenture Trustee. No distribution of property hereunder is required to be made to or on behalf of any such holders (other than holders of notes under the Bank Credit Agreement) unless and until such promissory note or instrument is received by the applicable Debtor or the Senior Subordinated Note Indenture Trustee or the unavailability of such note or instrument is established to the reasonable satisfaction of the applicable Debtor or the Senior Subordinated Note Indenture Trustee. The applicable Debtor or the Senior Subordinated Note Indenture Trustee may require any entity delivering an affidavit of loss and indemnity to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the applicable Debtor or the Senior Subordinated Note Indenture Trustee. Any holder that fails within one year after the date of entry of the Confirmation Order (i) to surrender or cause to be surrendered such promissory note or instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the applicable Debtor or the Senior Subordinated Note Indenture Trustee, and
(iii) if requested, to furnish a bond reasonably satisfactory to the applicable Debtor or the Senior Subordinated Note Indenture Trustee shall be deemed to have forfeited all rights, Claims, and interests and shall not participate in any distribution hereunder.

         6.12. Distributions of Cash. Any payment of cash made by a Debtor pursuant to the Plan shall be made by check drawn on a domestic bank, or at the option of such Debtor, by wire transfer from a domestic bank; except that payment to foreign holders of Allowed Claims may be in such funds and by such means (as determined by the Debtor) as are customary or necessary in a particular foreign jurisdiction.

         6.13. Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day.

         6.14. Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any Person required to file a Pre-merger Notification and Report Form under the Hart-Scott-

Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Person shall have expired or been terminated.

         6.15. Minimum Distributions; No Duplicative Distributions; No Interest. No payment of cash less than ten dollars is required to be made by a Debtor to any holder of a Claim unless a request therefor is made in writing to such Debtor. Notwithstanding anything to the contrary in this Plan, to the extent more than one Debtor is liable for any Allowed Claim, any distribution to which a holder of such Allowed Claim is entitled from any Debtor under the Plan shall be reduced pro tanto by any distribution received from any other Debtor on account of such Allowed Claim, and the portion of the Allowed Claim to which the received distribution relates shall be deemed satisfied and discharged. Except as otherwise expressly provided herein, no holder of any Allowed Claim shall be entitled to any post-petition interest on such Claim.

         6.16. Fractional Distributions. No fractional shares of New Common Stock or cash in lieu thereof shall be distributed, and no New Notes shall be issued in any nominal (face) amount that contains a fraction of a dollar. The Debtor or Disbursing Agent shall round up or down (in its sole discretion) any distribution that would result in the issuance of fractional shares or New Notes whose face amount would contain a fractional dollar.

         6.17. Delivery of Distributions. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed by the applicable Debtor with the Bankruptcy Court, unless superseded by the address as set forth on proofs of claim filed by such holders or other writing notifying the applicable Debtor of a change of address (or at the last known address of such a holder if no proof of claim is filed or if the applicable Debtor has not been notified in writing of a change of address). In the case of the Noteholders, distributions may be made at the addresses of the registered Noteholders contained in the records of the Registrar as of the Distribution Record Date. If any distribution to a holder of an Allowed Claim is returned as undeliverable, no further distributions to such holder shall be made, unless and until Jazz Casino or the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder together with any interest or dividends earned thereon. Amounts in respect of the undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions shall be made on or before the later of the first anniversary of the Effective Date and the date ninety (90) days after such Claim is Allowed. After such date, all unclaimed property held for distribution to any holder of an Allowed Claim shall be revested in and returned to the applicable Debtor, and the Claim of any holder with respect to such property shall be discharged and forever barred.

         6.18. Fees and Expenses of Disbursing Agents. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent, including, but not limited to, the Senior Subordinated Note Indenture Trustee, on or after the Confirmation Date, and any compensation and expense reimbursement claims (including reasonable fees and expenses of its attorneys and other agents) made by such Disbursing Agent shall be repaid by the Debtors in accordance with the applicable Disbursing Agreement or the Senior Subordinated Note Indenture, as the case may be, without further order of the Bankruptcy Court; provided, however, that the Bankruptcy Court will hear and determine any disputes in respect of such fees and expenses.

         6.19. Time Bar to Cash Payments. Checks issued by Debtors in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Any amounts paid to the Disbursing Agent in respect of such a check shall be promptly returned to the applicable Debtor by the Disbursing Agent. Requests for reissuance of any check shall be made directly to the applicable Debtor by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of the first anniversary of the Effective Date and the date ninety (90) days after such Claim is Allowed, and the failure timely to make any such claim shall result in such claim being forever barred and discharged.

                   D. PROCEDURE FOR RESOLVING DISPUTED CLAIMS

         6.20. Objection Deadline. As soon as practicable, but in no event later than ninety (90) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.

         6.21. Authority to Oppose Claims. On and after the Effective Date, the objecting to, disputing, defending against, and otherwise opposing, and the making, asserting, filing, litigation, settlement or withdrawal of all objections to, Claims shall be the exclusive responsibility of the Debtors. The Debtors shall have the power, without notice to or approval of the Bankruptcy Court, in the exercise of their business judgment to preserve, fail to preserve, settle, compromise or litigate any claim or cause of action (except for any claims or causes of action released or to be released pursuant to or in connection with this Plan) before any applicable or appropriate court, panel, agency or tribunal (including, where appropriate, the Bankruptcy Court) that the Debtors may have against any Person based on acts, omissions or events prior to the Effective Date.

         6.22. No Distributions Pending Allowance. Notwithstanding any other provision in the Plan, no payment or distribution shall be made with respect to any Claim to the extent it is a Disputed Claim unless and until such Claim becomes an Allowed Claim.

         6.23. Determination by Bankruptcy Court. The amount of any Disputed Claim, and the rights of the holder of such Claim, if any, to payment in respect thereof shall be determined by the Bankruptcy Court, unless it shall have sooner become an Allowed Claim.

         6.24. Treatment of Disputed Claims. Cash, shares of New Common Stock, and/or New Notes, as applicable, shall be distributed by the Debtors to a holder of a Disputed Administrative Expense Claim or Disputed Claim when, and to the extent that, such Disputed Administrative Expense Claim or Disputed Claim becomes an Allowed Administrative Expense Claim or Allowed Claim pursuant to a Final Order. Such distribution shall be made in accordance with the Plan to the holder of such Claim based upon the amount in which such Disputed Administrative Expense Claim or Disputed Claim becomes an Allowed Administrative Expense Claim or Allowed Claim, as the case may be.

                                      VII.

                       ACCEPTANCE OR REJECTION OF THE PLAN

         7.1. Classes Entitled to Vote. Each holder of an Allowed Claim in a Class of Claims against any Debtor which may be impaired and is to receive a distribution under the Plan, including any holder of an Allowed Claim in Classes A1, A2, A3, A4, A5, A6, A7, A8, A9, B1, B2, B3, B4, B5, B6, B7, B8, B9, C1, C2,
C3, C4, C5, C6, C7, C8, C9, D1, D2, D3, D4, D5, D6, D7, D8, D9, E1, E2, E3, E4,
E5, E6, E7, E8 and E9 shall be entitled to vote separately to accept or reject the Plan. Each holder of a Claim in a Class of Claims which is unimpaired under the Plan (Class A10) shall be deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Each holder of a Claim in a Class of Claims or an Equity Interest in a Class of Equity Interests which are not receiving any distributions under the Plan shall be deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

         7.2. Class Acceptance Requirement. An impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An impaired Class of Equity Interests shall have accepted the Plan if the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan. For purposes of calculating the number of Allowed Claims in a class of Claims held by holders of Allowed Claims in such class that have voted to accept or reject the Plan under Section 1126(c) of the Bankruptcy Code, all Allowed Claims in such class held by one entity or any Affiliate shall be aggregated and treated as one Allowed Claim in such class.

         7.3. Cramdown. In the event that any impaired class or classes of Claims shall not accept the Plan, the Proponents reserve the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan pursuant to the provisions of Section 12.4 of the Plan to provide treatment sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the class or classes not accepting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting classes and any other classes affected by such modifications.

                                      VIII.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1. Assumption or Rejection of Executory Contracts and Unexpired
Leases.

         (a) Assumption of Modified Contracts. On the Effective Date, Jazz Casino shall assume (i) the Canal Street Casino Lease as amended and restated pursuant to, and enter into, the Amended Canal Street Casino Lease, and (ii) the Management Agreement as amended and restated pursuant to, and enter into, the Amended Management Agreement.

         (b) Other Executory Contracts. All executory contracts and unexpired leases that exist between any Debtor and any Person are hereby assumed, except for any executory contract or unexpired lease which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such contract has been filed prior to and is pending on the Confirmation Date or (iii) which is set forth in a schedule filed prior to the commencement of the Confirmation Hearing or (iv) the Casino Operating Contract, which is to be revested in Jazz Casino pursuant to Section 8.1(f). Subject to the occurrence of the Effective Date, the rejection of any executory contract or unexpired lease pursuant to this Article VIII shall be effective upon the earliest of (i) the Confirmation Date, (ii) the date on which the applicable Debtor notifies the non-debtor party to such contract or lease of the effectiveness of such rejection, and (iii) the date specified as the effective date of rejection in any order of the Bankruptcy Court.

         (c) Approval of Assumption or Rejection of Leases and Contracts. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption or assumption and assignment of the executory contracts and unexpired leases assumed pursuant to Sections 8.1(a), (b) and (c) hereof, (ii) the extension of time pursuant to Section 365(d)(4) of the Bankruptcy Code within which the Debtors may assume or reject the unexpired leases specified in Sections 8.1(a),
(b) and (c) hereof through the Confirmation Date, and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to
Section 8.1 hereof.

         (d) Cure of Defaults. All cure payments which may be required by
Section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease which is assumed under this Plan shall be made by the applicable Debtor on the Effective Date or as soon as practicable thereafter. All requests for cure payments by a party to such assumed contract or lease must be filed pursuant to Section 2.1(a), unless such cure payments are agreed to by the applicable Debtor or are otherwise determined by the Bankruptcy Court upon appropriate notice and hearing. In the event of a dispute regarding the amount of any cure payment, the ability of the applicable Debtor to provide adequate assurance of future performance or any other matter pertaining to assumption, the applicable Debtor shall make such cure payments required by Section 365(b)(1) of the Bankruptcy Code following the later of the Effective Date (or as soon as practicable thereafter) and the date of the entry of a Final Order resolving such dispute.

         (e) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 must be filed with the Bankruptcy Court no later than thirty days after entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, and their property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Claims in Class A 10, A12, B11, C11, D11 or E11, as applicable, under the Plan. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding procedures for payment of such Claims.

         (f) Second Amended and Renegotiated Casino Operating Contract. On the Effective Date, upon the revesting of the Casino Operating Contract in Jazz Casino, Jazz Casino shall enter into the Second Amended and Renegotiated Casino Operating Contract pursuant to and in accordance with applicable State law and the agreement of the parties thereto. On or before Effective Date, Jazz Casino shall execute all agreements, instruments and documents necessary or appropriate to evidence or consummate the transactions contemplated therein.

         8.2. Retiree Benefits. Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by any Debtor prior to the Commencement Date shall be continued by Jazz Casino for the duration of the period such Debtor has obligated itself to provide such benefits.

         8.3. Employee Benefits.

         (a) Jazz Casino 401(k) Plan. The Jazz Casino 401(k) Plan, as maintained or established prior to the Commencement Date, shall be continued following the Effective Date.

         (b) Long-Term Incentive Plan. The Long-Term Incentive Plan, as maintained or established prior to the Commencement Date, shall be continued following the Effective Date. Awards under the Long- Term Incentive Plan of Class A Common Stock or based on Class A Common Stock will be cancelled in accordance with the provisions of the Plan. Awards not based on Class A Common Stock will continue to be payable under the Long-Term Incentive Plan. Following the Effective Date, the Board of Directors of JCC Holding shall be able to grant stock and stock based awards under the Long-Term Incentive Plan based on the New Common Stock.

         (c) Deferred Compensation Plans. The Deferred Compensation Plans will be continued by Jazz Casino following the Effective Date.

         (d) Casino Employee Benefits. The Debtors will maintain the Casino Employee Benefits following the Effective Date.

                                       IX.

                         EFFECT OF CONFIRMATION OF PLAN

         9.1. Revesting of Assets.

         (a) On the Effective Date, all of the Debtors' assets shall revest in the Debtors.

         (b) On the Effective Date, all of Jazz Casino's right, title and interest in and to the Casino Operating Contract shall revest in Jazz Casino, which Casino Operating Contract shall then be modified by the Second Amended and Renegotiated Casino Operating Contract in accordance with applicable State law, the agreement of the parties thereto and the provisions of Section 8.1(f) hereof.

         (c) From and after the Effective Date, the Debtors may operate their business, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code.

         (d) As of the Effective Date, all property of the Debtors shall be free and clear of all Claims and Equity Interests of holders thereof, except as provided in the Plan.

         (e) Pursuant to Section 1123(b)(3) of the Bankruptcy Code, except those rights, causes of action and claims released or to be released pursuant to or in connection with the Plan, each Debtor, in its sole discretion, and either in its own name or in the name, place and stead of the Debtors and their estates, shall have the exclusive right to enforce or waive or release any and all present or future rights or causes of action against any Person and rights of the Debtors that arose before or after the Commencement Date, and shall be entitled to retain all proceeds thereof.

         9.2. Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the

Commencement Date, against any or all Debtors, or any of their assets or properties. Except as otherwise provided herein, on the Effective Date (a) all such Claims against, and Equity Interests in, the Debtors shall be satisfied, discharged, and released in full and (b) all Persons shall be precluded from asserting against any Debtor or New Entity, or its successors, or their respective assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature, whether known or unknown, that occurred prior to the Effective Date, whether or not (i) a proof of claim or interest based upon such Claim or Equity Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such Claim or Equity Interest has accepted the Plan. Except as provided herein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. As provided in
Section 524 of the Bankruptcy Code, such discharge shall void any judgment against any Debtor at any time obtained to the extent it relates to a Claim or Equity Interest discharged, and shall operate as an injunction against the prosecution of any action against any Debtor, or the property of any of them, to the extent it relates to a Claim or Equity Interest discharged.

         9.3. Exculpations. Subject to the occurrence of the Effective Date, none of the Debtors, any member of the Debtor Group, any member of the Bank Group, any member of the Noteholders Committee Group, any member of the HET Group or any Indenture Trustee shall have or incur any liability to any holder of a Claim or Equity Interest for any act, event or omission in connection with, or arising out of, the Chapter 11 Cases, the negotiation of the Plan (either before or after the Commencement Date), the confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence. Such exculpation shall not extend to any post- petition act of any party other than in connection with that party's official capacity in the Chapter 11 Cases.

                                       X.

                             CONDITIONS PRECEDENT TO
                         CONFIRMATION AND EFFECTIVE DATE

         10.1. Condition Precedent to Confirmation of the Plan. Confirmation of the Plan will not occur unless all of the following conditions precedent have been satisfied or have been waived by the Debtors, BTCo., the Noteholders Committee and HET, subject to the provisions of Section 10.3 hereof:

         (a) The Confirmation Order and the Plan as confirmed pursuant to the Confirmation Order shall be in form and substance satisfactory to the Debtors, BTCo., the Noteholders Committee and HET. Without limiting the foregoing, the Confirmation Order shall expressly provide that pursuant to Sections 364(f) and 1145 of the Bankruptcy Code, all New Common Stock, the New Notes, and all other securities issued in connection with the Plan shall be (i) exempt from Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and (ii) otherwise entitled to all of the benefits and protections afforded by Section 1145 of the Bankruptcy Code.

         10.2. Conditions Precedent to Effective Date. The Effective Date of the Plan will not occur unless all of the following conditions precedent have been satisfied or waived by the Debtors, BTCo., the Noteholders Committee and HET, subject to the provisions of Section 10.3 hereof:

         (a) Each of the conditions precedent set forth in Section 10.1 hereof shall have been satisfied or waived by the Debtors, BTCo., the Noteholders Committee and HET subject to the provisions of Section 10.3 hereof.

         (b) The Confirmation Order shall have been entered and shall not be stayed.

         (c) The Effective Date shall occur no later than March 31, 2001, unless extended pursuant to Section 10.4 of the Plan.

         (d) All those transactions described in Section 6.2 hereof shall have been effected, and all of the agreements and instruments described in Section
6.2 hereof shall have been executed and delivered, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan shall have been executed and delivered, and all executory contracts and unexpired leases to be assumed by Jazz Casino as provided in Section 8.1 hereof shall have been assumed by Jazz Casino. All other cure or other payments required to be paid in connection with the assumption of any executory contract or unexpired lease shall be acceptable to the Debtors.

         (e) The Second Amended and Renegotiated Casino Operating Contract and all other agreements, instruments and documents necessary to evidence or consummate the transactions contemplated therein shall be executed and delivered by the parties thereto.

         (f) The New Notes shall be issued pursuant to the New Note Indenture concurrently with the occurrence of the Effective Date, and the documentation of the New Revolving Credit Facility shall have been executed and delivered.

         (g) The New Common Stock shall be issued and distributed concurrently with the occurrence of the Effective Date.

         (h) The Amended Canal Street Casino Lease and all other agreements, instruments and documents necessary to evidence or consummate the transactions contemplated therein shall be executed and delivered by the parties thereto.

         (i) The Amended Management Agreement and all other agreements, instruments and documents necessary to evidence or consummate the transactions contemplated therein shall be executed and delivered by the parties thereto.

         (j) The New HET/JCC Agreement and all other agreements, instruments and documents necessary to evidence or consummate the transactions contemplated therein shall be executed and delivered by the parties thereto.

         (k) The Bankruptcy Court shall have entered an order (which may be the Confirmation Order) approving the New Notes and the New Revolving Credit Facility, which order shall be in form and substance satisfactory to the Debtors and to the non-debtor parties providing such financing.

         (l) The Debtors, BTCo., the Noteholders Committee and HET shall have approved all of the Plan Documents.

         10.3. Waiver of Conditions. The Debtors may waive any condition or any portion of any condition set forth in this Article X, without notice and without leave or order of the Bankruptcy Court but only with the written consent of BTCo., the Noteholders Committee and HET.

         10.4. Effect of Failure of Conditions. In the event that all of the conditions specified in Section 10.1 or 10.2 have not been satisfied or waived in accordance with the provisions of this Article X on or before March 31, 2001 (which date may be extended by the Debtors, BTCo., the Noteholders Committee and HET, provided however, no such extension of the March 31, 2001 date is intended or shall be construed to affect, alter or amend the rights to the parties to the Casino Operating Contract, or any deadlines contained therein), and upon notification submitted by the Debtors to the Bankruptcy Court, counsel for BTCo., counsel for the Noteholders Committee and counsel for HET, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though this Confirmation Order never was entered, and (d) all the Debtors' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor or Person.

                                       XI.

                            RETENTION OF JURISDICTION

         11.1. To the maximum extent permitted by the Bankruptcy Code or other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following nonexclusive purposes:

         (a) To construe and to take any action to enforce this Plan and to issue such orders as may be necessary for the implementation, execution and confirmation of this Plan;

         (b) To determine the allowance or classification of Claims or Equity Interests and to determine any objections thereto;

         (c) To determine rights to distribution pursuant to this Plan;

         (d) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

         (e) To determine any and all applications, motions, adversary proceedings, contested matters and other litigated matters that may be pending in the Bankruptcy Court on or initiated after the Effective Date;

         (f) To hear and determine any objection to Administrative Expense Claims or to Claims or to Equity Interests;

         (g) To hear and determine any causes of action brought or continued by any Debtor to the maximum extent permitted under applicable law;

         (h) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

         (i) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

         (j) To hear and determine matters concerning any Release and to enforce the injunctions set forth in the Plan, including those set forth in Sections 2.2, Article V, and Section 9.2 hereof;

         (k) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (l) To hear and determine all Fee Applications;

         (m) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or any transactions contemplated by the Plan;

         (n) To hear and determine all questions and disputes regarding title to, and any action to recover any of, the assets or property of any Debtor or its estate, wherever located;

         (o) To hear and determine any disputes relating to the Liens, Encumbrances or other claims filed by any immediate or remote subcontractors, laborers, suppliers or vendors against any of the property of any Debtor;

         (p) To hear and determine matters concerning state, local, and Federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         (q) To consider and act on the compromise and settlement of any claim against any Debtor or its estate;

         (r) To hear any other matter not inconsistent with the Bankruptcy Code; provided, that with respect to consideration issued to parties in interest under the Plan, the Bankruptcy Court shall have no further jurisdiction; and

         (s) To enter a final decree closing the Chapter 11 Cases.

         11.2. Any disputes concerning interpretation of the Casino Operating Contract and/or the Second Amended and Renegotiated Casino Operating Contract shall be adjudicated in the state courts of Louisiana exclusively. Nothing in this Plan or in the Confirmation Order is intended, nor shall it be deemed, to result in a finding by the Bankruptcy Court or an acknowledgment by the State and/or the LGCB that the Bankruptcy Court has jurisdiction to determine disputes regarding the Casino Operating Contract and/or the Second Amended and Renegotiated Casino Operating Contract.

                                      XII.

                            MISCELLANEOUS PROVISIONS

         12.1. Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         12.2. Insurance Policies.

         (a) Title Insurance Policies. If First American issues replacement owners' and lender's title insurance policies on or before the Effective Date, in a form satisfactory to the Debtors, the Existing Owners' Title Insurance Policy and the Existing Lender's Title Insurance Policy shall be terminated as of the Effective Date. If no such replacement owners' and lender's title insurance policies are issued prior to or upon the occurrence of the Effective Date, then the Existing Owners' Title Insurance Policy and the Existing Lender's Title Insurance Policy shall remain in full force and effect.

         (b) Other Insurance Policies. The directors and officers liability insurance policy of the Debtors and all other insurance policies and any agreements, documents or instruments relating thereto (including, without limitation, any retrospective premium rating plans relating to such policies), shall remain in full force and effect.

         12.3. Noteholders Committee. The appointment of the Noteholders Committee shall terminate on the Effective Date, except that the professionals of the Noteholder Committee shall be entitled to prosecute their respective applications for final allowances of compensation and reimbursement of expenses.

         12.4. Amendment or Modification of the Plan; Severability. After the completion of ballotting with respect to the Plan, (i) the Plan may not be altered, amended or modified without the written consent of the Debtors, BTCo., the Noteholders Committee and HET; and (ii) the treatment of any Claim provided for under the Plan may be modified with the consent of the holder of such Claim or the approval of the Bankruptcy Court. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         12.5. Revocation or Withdrawal of the Plan.

         (a) The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.

         (b) If the Plan is revoked or withdrawn prior to the Confirmation Date in accordance with Section 12.5(a) hereof, then the Plan shall be deemed null and void. In such event, (i) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the withdrawal as though the withdrawal had as though such date never occurred, and (ii) all the Debtors' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor or Person.

         12.6. Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

                    THE DEBTORS:

                    Jenner & Block, LLC
                    One IBM Plaza
                    Chicago, Illinois 60611
                    Attn: Daniel R. Murray, Esq.

                    and

                    Heller, Draper, Hayden, Patrick & Horn, L.L.C. 650 Poydras Street, Suite 2500
                    New Orleans, Louisiana 70130
                    Attn: William H. Patrick III, Esq.

                    BTCo.:

                    White & Case LLP
                    1155 Avenue of the Americas
                    New York, NY  10036-2787
                    Attn: Howard Beltzer, Esq.

                    and

                    Carver Darden Koretzky Tessier Finn
                        Blossman & Areauz LLC
                    1100 Poydras Street
                    New Orleans, Louisiana 70163
                    Attn: Leann Moses, Esq.

                    THE NOTEHOLDERS COMMITTEE:

                    Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                    Chicago, Illinois 60606
                    Attention: John Wm. Butler, Jr., Esq.

                    and

                    Steen, McShane & Williamson, L.L.C.
                    1100 Poydras Street, Suite 1250
                    New Orleans, Louisiana 70163-1250
                    Attention: Stephen L. Williamson, Esq.

                    HET:

                    Latham & Watkins
                    885 Third Avenue
                    New York, NY 10022
                    Attention: Robert J. Rosenberg, Esq.

                    and

                    Jones, Walker, Waechter, Poitevent, Carrere & Denegre 201 St. Charles Avenue, Suite 5100
                    New Orleans, LA 70170-5100
                    Attention: R. Patrick Vance, Esq.

         12.7. Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Louisiana, without giving effect to the principles of conflicts of law thereof.

         12.8. Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtors shall comply with all withholding and reporting requirements imposed by any Federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         12.9. Payment of Statutory Fees. For so long as the Debtors' bankruptcy cases shall remain open and pending before the Court, all fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid by the reorganized Debtor as Administrative Expense Claims in accordance with the provisions of Section 2.1 hereof. For purposes of calculating the fees payable under Section 1930 of Title 28 of the United States Code, only disbursements made under or in connection with the Plan shall be taken into account. Any disbursements made by the Debtors in the ordinary course of their businesses shall not be taken into account for purposes of calculating such fees.

         12.10. Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         12.11. Exhibits. All exhibits and schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

         12.12. Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to reasonably effectuate and further evidence the terms and conditions of the Plan.

Dated: February 8, 2001

                                   Respectfully submitted:


                                   -----------------------------------
                                   JENNER & BLOCK, LLC
                                   Daniel R. Murray
                                   One IBM Plaza
                                   Chicago, Illinois 60611
                                   Telephone: (312) 222-9350
                                   Fax: (312) 840-7353


                                   -----------------------------------
                                   HELLER, DRAPER, HAYDEN,
                                   PATRICK & HORN, L.L.C.
                                   William H. Patrick # 10359
                                   650 Poydras Street, Suite 2500
                                   New Orleans, Louisiana 70130
                                   Telephone: (504) 568-1888
                                   Fax: (504) 522-0949

                                   Attorneys for the Debtors